UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

44043 Fremont Blvd.

Fremont, CA 94538

(Address of principal executive offices)

(877) 742-3094

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” and the following factors:

•	our ability to enter into and maintain long-term business arrangements with airline partners, which depends on numerous factors including the real or perceived availability, quality and price of our services and product offerings as compared to those offered by our competitors;

•	the extent of the adoption of our products and services by airline partners and customers;

•	our ability to implement our technology and upgrades on a timely basis;

•	our ability to execute our expansion, including modification to our network to accommodate satellite technology, development and implementation of new satellite-based technologies, the availability of satellite capacity, costs of satellite capacity to which we may have to commit well in advance, and compliance with regulations;

•	our ability to manage a rapidly growing company;

•	the number of aircraft in service in our markets, including consolidation of the airline industry or changes in fleet size by one or more of our commercial airline partners;

•	the economic environment and other trends that affect both business and leisure travel;

•	the continued demand for connectivity and proliferation of Wi-Fi enabled devices, including smartphones, tablets and laptops;

•	our ability to obtain required telecommunications, aviation and other licenses and approvals necessary for our operations; and

•	changes in laws, regulations and interpretations affecting telecommunications services and aviation, including, in particular, changes that impact the design of our equipment and our ability to obtain required certifications for our equipment.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

2

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to (i) “we,” “us,” “our,” or “our company,” are to the combined business of Aerkomm Inc., a Nevada corporation, and its consolidated subsidiaries; (ii) “Aircom” are to Aircom Pacific, Inc., a California corporation and wholly-owned subsidiary of our company; (iii) “Aircom Seychelles” are to Aircom Pacific Ltd., a Seychelles company and wholly-owned subsidiary of Aircom; (iv) “Aircom HK” are to Aircom Pacific Inc. Limited, a Hong Kong company and wholly-owned subsidiary of Aircom; (v) “Aircom Japan” are to Aircom Japan, Inc., a Japanese company and wholly-owned subsidiary of Aircom; (vi) “SEC” are to the U.S. Securities and Exchange Commission; (vii) “Exchange Act” are to the Securities Exchange Act of 1934, as amended; and (viii) “Securities Act” are to the Securities Act of 1933, as amended.

On January 10, 2017, we completed a 1-for-10 reverse split of our issued and outstanding common stock. All share and per share information in this report has been adjusted to give retroactive effect to such reverse split.

MARKET DATA AND FORECAST

Unless otherwise indicated, information in this current report on Form 8-K concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, and are based on such data and knowledge of our industry, which we believe to be reasonable. None of the independent industry publications used in this report was prepared on our or our affiliates’ behalf. We acknowledge our responsibility for all disclosures in this report, but caution readers that we have not independently verified the underlying information in such publications and reports.

This report also contains data related to the in-flight entertainment and connectivity industry. These market data include estimates and projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data turn out to be incorrect, actual results may differ significantly from the projections.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 13, 2017, we entered into a share exchange agreement, or the Exchange Agreement, with Aircom and its shareholders, pursuant to which we acquired 100% of the issued and outstanding capital stock of Aircom in exchange for 40,000,000 shares of our common stock. In addition, at the closing of the share exchange, Aircom returned all 700,000 shares of our common stock held by it and we immediately cancelled such shares. As a result of the share exchange, Aircom became our wholly-owned subsidiary and the former shareholders of Aircom became the holders of approximately 87.81% of our issued and outstanding capital stock on a fully-diluted basis.

Aircom, founded in 2014, is an in-flight entertainment and connectivity service provider.

The foregoing description of the terms of the Exchange Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 2.1 to this report, which is incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 13, 2017, we completed the acquisition of Aircompursuant to the Exchange Agreement described in Item 1.01 above. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Aircom is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

3

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on February 13, 2017, we acquired Aircom in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Although we do not believe that the registrant was a shell company immediately before the reverse acquisition transaction disclosed under Item 2.01, as a prophylactic measure, we are providing Form 10 disclosure regarding Aircom in this current report.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after our acquisition of Aircom, except that information relating to periods prior to the date of the reverse acquisition only relate to Aircom and its subsidiaries unless otherwise specifically indicated.

BUSINESS

Business Overview

We are a full-service provider of in-flight connectivity and entertainment, or IFEC, solutions. With advanced technologies and a unique business model, we provide airline passengers with a true broadband in-flight experience that encompasses a wide range of service options. Such options include Wi-Fi, cellular networks, movies, gaming, live TV, and music. We offer our services through both built-in in-flight entertainment systems, such as a seat-back display, as well as on passengers’ personal devices. We also provide content management services and e-commerce solutions.

We partner with airlines and offer airline passengers free IFEC services. We will generate revenues through advertising and in-flight transactions. We believe that this is an innovative approach that differentiates us from existing market players.

Our Corporate History and Background

We were incorporated in the State of Nevada on August 14, 2013 under the name Maple Tree Kids, Inc. At the time of our incorporation, our sole officer and director, Ms. Irina Goldman, subscribed for and purchased 100,000 shares of our common stock at a purchase price of $0.001 per share.

We were incorporated in order to acquire by merger all of the limited liability company interests of Maple Tree Kids LLC, a Vermont limited liability company, or MTK LLC. Ms. Goldman had personally acquired all of the limited liability company interests of MTK LLC for a total purchase price of $8,800 on August 16, 2013. MTK LLC then merged with and into our company on September 27, 2013. Our company was the surviving company in the merger and the separate existence of MTK LLC ceased and we succeeded to all of the assets of MTK LLC as a result of the merger. At the effective time of the merger, each limited liability company percentage interest in MTK LLC held by Ms. Goldman was automatically changed and converted into one thousand shares of our common stock. Since Ms. Goldman owned 100% of the limited liability company interests in MTK LLC at the time of the merger, she received a total of 100,000 shares of our common stock as a result of the merger. In addition, on September 26, 2013, Ms. Goldman converted $5,000 of indebtedness that our company owed to her into common shares by cancelling such debt in exchange for a total of 500,000 shares of our common stock pursuant to a subscription agreement dated as of such date.

On December 28, 2016, Aircom purchased all 700,000 shares of our common stock held by Ms. Goldman for $320,000, pursuant to a stock purchase agreement among Aircom, Ms. Goldman and our company, dated as of such date. Such shares represented approximately 86.3% of our issued and outstanding common stock as of the closing. Accordingly, as a result of the transaction, Aircom became the controlling stockholder of our company. Ms. Goldman resigned as our sole director and officer upon closing of this stock purchase transaction and appointed Mr. Jeffrey Wun as our sole director and our President, Treasurer and Secretary.

4

On January 9, 2017, we changed our name to Aerkomm Inc. in anticipation of the reverse acquisition described below and our new business.

On February 13, 2017, we completed the reverse acquisition of Aircom pursuant to the Exchange Agreement, whereby we acquired 100% of the issued and outstanding capital stock of Aircom in exchange for 40,000,000 shares of our common stock. At the closing of the reverse acquisition, we assumed options for the purchase of Aircom’s common stock and agreed to issue options for an aggregate of 5,444,408 shares our common stock to the holders of such Aircom options. As a result, upon the exercise of these options, we will issue our common stock instead of the common stock of Aircom. In addition, at the closing of the reverse acquisition, Aircom returned all 700,000 shares of our common stock held by it and we immediately cancelled such shares. As a result of the reverse acquisition, Aircom became our wholly-owned subsidiary and the former shareholders and option holders of Aircom became the holders of approximately 87.81% of our issued and outstanding capital stock on a fully-diluted basis. For accounting purposes, the share exchange transaction with Aircom was treated as a reverse acquisition, with Aircom as the acquirer and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Aircom and its consolidated subsidiaries.

Upon the closing of the reverse acquisition on February 13, 2017, Mr. Jeffrey Wun, our sole director and President, Treasurer and Secretary, resigned from his positions as President, Treasurer and Secretary. On the same date, the following persons were appointed to our board of directors: Dr. Peter Chiou, Jan-Yung Lin, Colin Lim and Barbie Shih. In addition, Dr. Peter Chiou was appointed as our Chairman, Chief Executive Officer and President.

As a result of our acquisition of Aircom, we now own all of the issued and outstanding capital stock of Aircom, which is an IFEC service provider. Aircom was incorporated in the State of California on September 29, 2014. It owns all of the equity interests of Aircom Seychelles, Aircom HK and Aircom Japan.

On October 13, 2016, Aircom completed the acquisition of Aircom HK for $100,000 and on December 15, 2016 Aircom completed the acquisition of Aircom Japan for $600,000. These entities were acquired to facilitate the application for satellite and ground station licenses in the local markets and to better serve local customers and business development.

5

Our Corporate Structure

All of our business operations are conducted through our several operating subsidiaries. The chart below presents our corporate structure as of the date of this report:

Our principal executive offices are located at 44043 Fremont Blvd., Fremont, CA 94538. The telephone number at our principal executive office is (877) 742-3094.

Our Industry

Commercial in-flight connectivity, or IFC, is a rapidly growing $6 billion market. Global industry penetration of commercial aircraft installed with IFC has grown from less than 1% in 2008 to 25% in 2016, with the expectation of 60%-plus by 2022. Industry growth should occur from not only increased penetration, but also expected increases in the average revenue generated per aircraft.

The global IFEC market is expected to experience high growth due to factors such as aircraft expansion, increasing passenger rates, rising penetration rates, and technological advances. The global IFEC market revenue was forecasted to grow at a compound annual growth rate of 49.69%. The Asia Pacific region is expected to experience more rapid growth because of the demand from a huge population. Boeing estimates that commercial aircraft will increase from 22,510 planes today to more than 45,000 in 2035. Asian airline carriers are expected to contribute almost half of this anticipated growth.

Our Business Model

We believe that our business model sets us apart from our competitors. We combine cutting-edge connectivity technology with a unique content-driven approach. Traditionally, providers of inflight connectivity focus primarily on the profit margin derived from the sale of hardware to airlines and of bandwidth to passengers. Both airlines and passengers have to “pay to play,” which results in low participation and usage rates. We break away from this model and set a new trend with our business model, under which neither airlines nor passengers need to pay for products or services. Furthermore, our business plan provides our airline partners with an opportunity to participate in our revenue sharing model. Taken together, this novel approach creates incentive for the airlines to work with us while driving passenger usage rates to levels management believes could reach 90% or more, considering the fact that many passengers now carry more than one smart device.

Our main source of revenue is derived from the content channeled through our network. In other words, we use connectivity as a tool rather than as a commodity for sale, allowing us to achieve a greater return. By providing free connectivity and a large volume of content, we believe that we will generate a multiplying effect that will result in a value that exceeds the “sum of its parts.” Through our extended products, continuously expanding content network, and integrated service, we expect to deliver a total end-to-end solution for our customers, along with uninterrupted professional and social life to passengers during air travel.

6

Our business generates revenue primarily through revenue sharing with select partners. Our revenue partners include Internet companies, content providers, advertisers, telecom service providers, e-commerce, and premium sponsors. In addition, we generate income from selling premium access passes to frequent flyers which would enable the holders to access our network with less restrictions and fewer interruptions from advertisement.

Our IFEC Solutions

We provide airline passengers with a true broadband in-flight experience that encompasses a wide range of service options. Such options include WiFi, cellular networks, movies, gaming, live TV, and music. We offer our services through both built-in in-flight entertainment systems, such as a seatback display, as well as on passengers’ personal devices. We also provide content management services and e-commerce solutions.

Our Connectivity Solutions

We bring connectivity on-board aircrafts with communication satellites. As depicted in the diagram below, aircraft equipped with connectivity instruments can communicate with satellites via an airborne antenna. The satellite then relays the information to a ground station, which is equipped with a high power satellite dish and is connected to the internet through our proprietary ground system.

Satellites can communicate on different microwave frequency bands. The higher the frequency, the faster the rate at which data transmits. However, higher frequency waves are more susceptible to interference from the environment, such as rain fade. Most in-flight connectivity systems currently rely on the Ku-band for communication, though many players in the market are working to provide higher bandwidth and faster transmitting rates using the Ka-band. However, there are few Ka-enabled satellites, which limits the coverage area. We are developing a hybrid Ka/Ku satellite communication system that enables a high throughput where Ka-band coverage is available and offers global coverage where it is not. Our policy engine will make near real-time decisions based on best available bandwidth to choose between Ka and Ku-bands. In an area where Ka and Ku-band coverage overlaps, our airborne system can use both Ka and Ku-band bandwidth or choose the best option based on capacity, cost, and loading. It can also roam seamlessly between Ka and Ku-band satellites when the aircraft is moving in to or out of the Ka-band coverage area.

Our dual band system architecture brings our airline customers and their passengers the benefits of both Ka and Ku-band satellite technology. The Ka-band increases data throughput, while the Ku-band offers reliable service outside of the Ka-band coverage area or when Ka-band is not available due to weather or other interference.

7

In July 2015, we entered into a digital transmission service agreement with Asia Satellite Telecommunications Company Limited, or AsiaSat, for use of its AsiaSat 7 and 8 satellites, which provide access to both Ku and Ka-bands in China and Southeast Asia, for the provision of telecommunication services, including internet service. This agreement runs for a period of three years from its date of commencement, December 31, 2015. We paid AsiaSat a deposit of $775,000, which will be held by AsiaSat as security for our payment obligations and which AsiaSat may apply towards any defaults in such obligations. We are required to pay AsiaSat an annual service fee of $3,100,000, on a quarterly basis. Please also see “Legal Proceedings” below.

We are actively working with other satellite providers in order to accommodate airlines’ global routes and growing fleets. We are monitoring the satellite industry for growth in coverage, with recent attention on China Satcom’s plan to launch high-capacity Ka-band and Ka HTS multispot-beam satellites over the Asia Pacific region.

We will provide airline partners with the equipment necessary for in-flight connectivity, which is to be installed by the maintenance, repair, and overhaul service provider, or MRO, selected by the airline. The main components of each installation kit include a radome, one antenna each for Ka and Ku-band, a modem, servers, and wireless access points, among others. The complete bill of materials encompasses more than 5,000 individual parts and components. All components of the installation kit will require a Supplemental Type Certificate, or STC, from the Federal Aviation Administration, or FAA, or its equivalents in the relevant jurisdiction. For aircraft outside of the FAA’s jurisdiction, an additional Validation of Supplemental Type Certificate, or VSTC, for the jurisdiction is required. Each aircraft type requires its own STC and VSTC as needed. For example, a STC for an Airbus A320 would not permit us to install the same equipment onboard a Boeing 737.

On October 15, 2014, we entered into an agreement with dMobile System Co., Ltd., a Taiwanese corporation owned by Daniel Shih, one of our shareholders, or dMobile, for the delivery to dMobile of ground station equipment to be resold to Priceplay Taiwan Inc., of which Mr. Shih is a minority shareholder. According to the terms of this agreement, the purchase price for the initial system was $10,202,455, which was later revised to $6,980,000 on March 10, 2015. We delivered the initial system to dMobile on October 20, 2015 and dMobile has paid us $2,000,000 towards the purchase price and currently owes us a balance of $4,980,000 on this account.

8

We will work with our hardware providers to obtain the necessary STCs or VSTCs for individual aircraft types. We will also provide training and technical support to each airline’s MRO for the installation of our equipment. Such support will also include technical, management, and operational support, with 24/7 network monitoring of the performance of each aircraft’s equipment.

Our Content Solutions

Traditionally, airlines view in-flight entertainment content as a budgeted expense for which they have to pay hefty royalties. With our business model and technologies, we are able to transform in-flight entertainment into a source of revenue for our airline customers. We are teaming up with our airlines customers to provide free onboard Wi-Fi services to passengers, which allows us to maintain data traffic control, specifically in terms of blocking or placing advertisements as needed and inserting targeted commercials.

Premium Content Sponsorship

Recently, merchants have begun to take advantage of in-flight connectivity. In May of 2015, Amazon announced its plan to sponsor free video and music streaming for its Prime Video subscribers onboard JetBlue’s planes. The Amazon and JetBlue partnership is a paradigm of a win-win affiliation between an Internet powerhouse and a provider of in-flight connectivity. Amazon gained a platform through which it could display its premium subscription services and expanded its distribution network, while JetBlue generated significant revenue simply by making its in-flight connectivity available to Amazon.

The Amazon-JetBlue partnership is only one of many examples whereby an Internet company can vastly increase its competitive edge by gaining access to in-flight connectivity. We seek to exemplify this relationship through collaboration with major Internet companies, such as a search engine company. We will promote the partner’s brand through its in-flight services by channeling all searches to the partner’s search engine. By designing the user interface around the partnered company, we can present passengers with an on-screen environment populated by its apps, logos, and colors, providing a powerful marketing tool for the company. We can also enhance recognition of our sponsors’ brand by creating a list of portals on the in-flight system’s home screen, which leads to each sponsor’s individual page where passengers can resume their normal entertainment, social, and professional activities.

We are actively negotiating with Internet content providers to establish premium sponsorships. We have entered into a memorandum of understanding with Yahoo! to provide bandwidth sponsorship with branding potential.

Live TV

We are negotiating with television providers along our airline partners’ flight routes to make live TV available through our IFEC system. Airlines can select live TV channels that are appropriate for each flight route. An EPG (Electronic Program Guide) channel listing will be available for easy viewing and selection.

Several revenue sources will be available for live TV broadcasting, including commercials before and during programs, and banners at the bottom of the screen. Banner advertisements at the bottom of the screen can be interactive which will generate pay per click, or PPC, or cost per click, or CPC, revenue in addition to the lower priced cost per thousand impression, or CPM, revenue. In addition, we could receive sponsorship premiums from select TV programs, such as pay-per-view and shopping channels.

Social Media and Instant Messaging

We have firewalls in place both on the ground and in the air. These, in combination with our policy enforcement software, allow us to filter, classify, block, or forward services in accordance to our service and quality policies. We can control the flow of traffic for each individual application, enabling us to use a white list model through which social media and instant messaging partners can provide their users with onboard access by paying an annual fee.

9

We are in active discussions with Line, WeChat, WhatsApp, and other social media partners regarding an annual premium fee in exchange for user access to their applications and services during air travel. The access to other networks may be limited to a single direction or blocked entirely. For example, we could allow the users of a non-paying instant message service to receive, but not send, instant messages. When a user tries to respond to a received message, the system would present a pop-up message encouraging the user to urge the service provider to enter into a relationship with us.

Airlines can select movies, videos, and other content for their passengers through Aircom's content management system. The management system will tailor content suggestions according to the flight route and destination and automatically upload selected content to an onboard server while the aircraft is on the ground. This creates a cache that allows in-flight viewing in areas with limited or no satellite bandwidth connectivity. For premium content, we may maintain a live connection with the providers’ network for accounting and digital rights management purposes.

Video/Content on Demand

Content that is available to passengers for free will generate advertising-based revenue through commercials before and during the programming, as well as through banners advertisements. Passengers can choose to pay for premium content, such as first-run movies where available. For programming of all types, our partnered advertising agents can integrate appropriate and effective advertisements targeted to the viewer. Prior to the start of any program, users will be required to view a commercial with a length determined by the duration of the selected program. Passenger may not skip or close this commercial without closing out of the program. We can place similar advertisements before games or radio programs and during online duty free shopping.

Frequent flying passengers will be able to purchase a premium package to allow access to unlimited movies, games, and other entertainment contents with no layered advertising. These packages will include day, trip, monthly, and annual based membership.

Search Engine

In this information age, people often refer to the Internet for information, yet few individuals are aware that every Internet search they perform generates revenue for the search engine company. Search engine providers, such as Google, Bing, and Yahoo, sell keywords, page ranking in search results, advertisement placement, and other related services. The revenue generated by a search engine fluctuates in relation to its volume of activity. We will manage search engines on a white list basis, which means that the in-flight connectivity system will only permit traffic to and from approved search engines to go through. If a passenger performs a search on a search engine that is not partnered with us, the search will be redirected to one that is.

We will enter into an agreement with search engine partners to share the revenue generated from passengers’ searches. As discussed under “Premium Content Sponsorship” above, we may grant exclusivity to a particular search engine provider that is a premium sponsor. Such exclusivity may be specific to certain airlines or routes.

Internet Advertising Replacement

We have invested millions in airborne satellite infrastructure in order to deliver Internet access to passengers. In the Internet traffic, more than 50% of bandwidth is consumed by advertisements in the data stream. In order to streamline bandwidth usage, our ground system detects advertisements from a webpage and replaces them with advertisements from our advertisers or partners. We will work with Internet advertisers to present advertisements that are relevant to passengers’ interests. This system enables our partners to place their advertisements accordingly and generate revenue for both parties. These industry-leading advertisers offer destination-specific commercials and banners, which can be placed in the in-flight entertainment system and in apps and portal on personal devices. By utilizing these commercial agents to sell ad space on these systems, we cover all marketable areas, expanding sales opportunities and increasing revenue.

10

With online advertisement utilizing both CPM and CPC models, we are able to capitalize on virtually all available ad space and work with any advertising partner.

Online/Streaming Gaming

We will make it possible to stream console-quality games in the cabin. Through gaming content partnerships, we will be able to offer PlayStation, Xbox, and other console games. Passengers can play popular games from their personal device or in-flight entertainment system, invite friends to play over the network, and save their gaming data for continued play on the ground. Our online gaming service brings our passengers a gaming experience never seen before. We can generate revenue from advertisements, including banners and commercials, and from fees for premium games or sales of access passes.

Telecommunications Text Messaging Services

Through strategic partnerships with telecommunication providers, we will allow passengers to use 4G messaging services while in flight. Our in-flight system will detect whether the passenger is using a partner carrier’s network and will deliver or block messages to and from a passenger’s mobile phone accordingly. For those using a non-partner’s network, the system will urge the passenger to request that their service provider join our network. These passengers can also purchase a premium package to enable the text message service.

Destination-Based Service

With flight route and passenger information, our partners may offer destination-specific merchandise and services, including hotel and rental car bookings, transportation arrangements, restaurant reservations, local tours, and ticket purchases. Travel insurance may be offered on the flight. By signing up with service partners in the region, we will share the transaction-based revenue by fix dollar amount or percentage of the transaction.

In-flight Trading

We have found that in-flight connectivity allows travelers to make better use of their travel time. With the uninterrupted broadband available onboard, these passengers can conduct business with professionalism and ease. One example of this benefit is that we will collaborate with trading partners to offer financial trading services and charge a processing fee when a passenger conducts a trade in-flight.

Black Box Live

For reasons of flight safety, a flight recorder, commonly known as a black box, is required on every aircraft over a certain size. The flight recorder records data with respect to the various status of the flight and stores the data on a magnetic tape or solid state disk with special coding. After retrieving the relevant information from the device, an individual can decode the data and learn what the aircraft encountered during the flight. This makes it possible to determine the potential causes of an accident. When the black box is needed, the aircraft has likely suffered an accident. A massive impact or explosion accompanies most airplane crashes, thus requiring the flight recorder to be shockproof and fire resistant. As the majority of aviation accidents happen over an ocean, the flight recorder must also be waterproof and corrosion-resistant to avoid being damaged by salt water. Despite advancements in flight recorder design and the continual improvement of the strength of its materials, records show that a large number of flight recorders were damaged and unreadable following accidents, if not lost altogether. For this reason, effective, real-time storage of in-flight data is beneficial for deducing the cause of aviation crashes and preventing them from happening again.

We will provide a system of real-time flight information back-up which is aimed at advancing flight safety. Under strict security measures, we will securely stream the flight data and crewmembers’ cockpit voice records to our cloud for airlines and authorized individuals to access and monitor.

11

AirCinema

Our planned AirCinema solution is designed to transfer passengers’ visual and audio experience. Traditional built-in in-flight entertainment systems, in particular those in the economic cabin, are confined to very small screen and primitive audio sound. Our planned AirCinema utilizes the pico projector technology to bring supersized screen display onboard airplanes without incurring outrageous costs or adding significant weight. AirCinema will aim to deliver a screen size of up to 20” in economy seats and even bigger screen in business or first class cabins. With such screen sizes, will be possible for AirCinema to obtain IMAX certification. Moreover, AirCinema will be capable of providing full HD 3D Cinema experience in-flight. In addition, AirCinema will incorporate a special designed head rest with embedded speaker arrays that will deliver THX surround sound without headphones. We plan to qualify AirCinema for a theater license, which would enable us to provide first-run theater only movie titles and sell movie tickets on pay-per-view basis. Our satellite based connectivity system could stream the movie title from ground to aircraft and simultaneously provide digital rights management, which is a prerequisite of showing a theater-only movie title. AirCinema will transform airline coaching seating into theater seating and the passengers could enjoy movies with the same look and feel of sitting in a movie theater.

We have entered into a development agreement with Priceplay.com, Inc., a California corporation whose chairman is Daniel Shih, for Aircom’s development of airplane passenger seats incorporating our AirCinema technology and the delivery of two three-seat rows of seats for economy cabin.

Our Contracts with Airline Partners

In June 2016, we entered into a master agreement with Hong Kong Airlines Limited, a Hong Kong Based airline, or Hong Kong Airlines, to install IFEC systems on-board their aircraft. Also party to this agreement is Klingon Aerospace Inc., formerly known as LUXE Electric Co., Ltd., a Taiwanese corporation, or Klingon, our product development partner and value added reseller in the region where Hong Kong Airlines operates.

We have yet to generate revenue from the agreement with Hong Kong Airlines pending VSTC approval from the Hong Kong Civil Aviation Department, or HKCAD. We have submitted the VSTC application to HKCAD and are awaiting its approval. Once we receive VSTC approval from HKCAD for our IFEC system, we can commence installation on Hong Kong Airlines’ aircraft and will then generate revenue from the agreement with Hong Kong Airlines. Because we cannot be sure when we will receive the VSTC approval, we cannot be sure when we will begin to generate revenues from the agreement with Hong Kong Airlines.

Until such time as all approvals from the HKCAD have been received, our agreement with Hong Kong Airlines only expresses the parties’ desires and understandings and will not create any legal rights, liabilities or responsibilities whatsoever and will not be legally binding on us or Hong Kong Airlines. There can be no assurance as to when we will receive the required HKCAD approvals.

We plan to enter into business agreements with additional airline partners that allow our satellite equipment and/or entertainment services to be installed, and our services provided, on their aircraft. Under these agreements, we expect that the airlines will commit to have our equipment installed on some or all of the aircraft they operate, and we will commit to provide passenger connectivity and/or entertainment services on such aircraft and to remit to the airlines a specified percentage of the revenue that we generate. We will have the exclusive right to provide Internet connectivity services on these aircraft throughout the term of the agreement in contracts with airline partners. Depending on the contract, installation and maintenance services may be performed by us and/or the airline. These agreements will also vary as to who pays for installation and maintenance of the equipment.

12

Product Development, Manufacturing, Installation and Maintenance

On March 9, 2015, we entered into a 10-year purchase agreement with Klingon, pursuant to which we agreed to sell our inflight connectivity systems to Klingon for joint development and resale to Hong Kong based airlines under the brand name Aircom4U. In accordance with the terms of this agreement, Klingon agreed to purchase from us an initial order of onboard equipment comprising an onboard system for a purchase price of $909,000, with payments to be made in accordance with a specific milestones schedule. To date, we have received $762,000 from Klingon in milestone payments towards the equipment purchase price.

Klingon may, at its option, purchase additional onboard system packages in connection with the marketing of the Aircom4U business. In furtherance of this arrangement, Klingon is a party to our agreement with Hong Kong Airlines. We expect Klingon to purchase additional onboard systems for resale to Hong Kong Airlines once our VTSC is approved by the HKCAD, although we can give no assurance as to when this will take place, if at all.

Because of the delay in our receiving approval of the VTSC from the HKCAD, we have not been able to deliver to Klingon a ready for sale, certified onboard system equipment package. Instead, we have delivered to Klingon a development kit of the ordered equipment, which is the same as the finished product but for the lack of HKCAD certification. Although there is no specified deadline in the agreement with Klingon for delivering the certified onboard system, Klingon has the right to terminate its agreement upon 60 days’ prior notice, subject to a 60-day cure period, if we fail to timely deliver the certified product. If Klingon terminates its agreement, we may be responsible for refunding to Klingon the milestone payments that it has received.

We will provide airline partners with the equipment necessary for in-flight connectivity, which is to be installed by the MRO service provider selected by the airline. We will also provide training and technical support to each airline’s MRO for the installation of our equipment. Such support will also include technical, management, and operational support, with 24/7 network monitoring of the performance of each aircraft’s equipment.

We will rely on third-party suppliers for equipment components that we use to provide our services, including those discussed below.

We will purchase our ground station equipment from Blue Topaz Consultants, ltd., a British Virgin Islands corporation, or BTC, under an agreement that we have with BTC dated December 15, 2015. Under the terms of this agreement, BTC will develop and provide to us four (4) sets of ground station hub equipment, or the Hub Equipment, for our use and sale into our Asian markets. We and BTC will separately enter into service agreements for the installation and maintenance of the Hub Equipment systems. We have agreed to pay BTC $6,205,216 for the first Hub Equipment system and have already made milestone payments to BTC totaling $3,250,000. The purchase price was increased to $6,234,260 on November 30, 2016 due to the increase in cost of a software license. We will be required to pay BTC the balance of $2,984,260 owed on the first Hub Equipment system following delivery and service commencement of this system.

On January 15, 2015, we entered into a statement of work with dMobile for the development by dMobile of a next generation satellite based data link system that can utilize advanced protocols such as WiMAX 2.1. According to the terms of this agreement, deliveries of work product were to be delivered to us over a scheduled period of time with the final delivery having been made. The purchase price for the project was $4,950,000. We paid dMobile a non-refundable prepayment of $1,000,000 and we now owe dMobile the balance of $3,950,000 on this account. We and dMobile have agreed to offset each other’s account receivable and account payable under this agreement and the agreement referred to under “-Our IFC Solutions-Our Connectivity Solutions” above. After reconciliation of both accounts, dMobile owns us $1,030,000.

13

Our Technology

Dual-Band Hybrid Satellite System

We believe that mobile satellite broadband service requires the bandwidth efficiency provided by Ka band satellite and spot beam based High Throughput Satellites, or HTS. However, limited Asia-Pacific coverage area of Ka HTS systems restrict the use of a pure Ka band system. Our design of dual Ka/Ku band satellite terminal allow independent acquisition of Ka and Ku band satellites at different orbital positions thus maximizing the utilization of satellite bandwidth.

Transcoding

The current mainstream video compression format is H.264, also known as MPEG-4 Advanced Video Coding, or AVC. It is widely used in Blu-ray discs, online videos, web software, and HDTV broadcasts terrestrially and over cable and satellite.

H.265, also known as High Efficiency Video Coding, is a newly developed video compression standard designed to replace H.264. It is capable of delivering H.264 video quality at half the bit rate. H.265 has several significant advantages over H.264, including better compression, higher image quality, and lower bandwidth usage.

We incorporate hardware-based, real-time technology that transcodes content from multiple streaming or broadcast input forms. We convert the content into H.265-encoded Internet protocol, or IP, streams, which reduces the amount of bandwidth required while enhancing the quality of the content. By deploying real-time transcoding technology in its ground and airborne systems, we enable live TV and video streaming in an IP format that optimizes satellite bandwidth utilization and achieves cost-effective content delivery.

Satellite Link Acceleration

The most common transmission control protocols, or TCPs, used in the Internet have been designed for terrestrial wired networks in mind. TCPs do not perform well in long delay satellite environment and may cause bad user experience in web surfing and Internet access.

Our satellite link acceleration technology improves TCP/IP-based data transmission over a satellite system through compression, deduplication, caching, latency optimization, packet aggregation, and cross-layer enhancement. This technology includes end-to-end software in airborne system and ground server for cost effective application accelerator and optimization of live TV and video streaming. This combination of technologies makes airborne Web access and contents access feel like fiber at home.

AirCinema

AirCinema incorporates projector-based H.265 steaming technology onboard an aircraft. We have optimized this projector system technology for in-flight viewing and entertainment purposes by utilizing auto focusing, zooming, and alignment, as well as dynamic brightness control. Passengers can use the AirCinema directional audio system to enjoy onboard music and content without the need for a separate headset.

Our Intellectual Property

We rely on a combination of intellectual property rights, including trade secrets, patents, copyrights, trademarks and domain names, as well as contractual restrictions to protect intellectual property and proprietary technology owned or used by us.

14

We have patented certain of our technologies in the United States, Europe, China and Taiwan. Our United States patents will expire at dates ranging from 2030 to 2031, while our patents outside of the United States expire at dates ranging from 2030 to 2031. We do not believe our business is dependent to any material extent on any single patent or group of patents that we own. We also have a number of patent applications pending both in and outside of the United States and we will continue to seek patent protection in the United States and certain other countries to the extent we believe such protection is appropriate and cost-effective.

We consider our brands to be important to the success of our business and our competitive position. We rely on both trademark registrations and common law protection for trademarks. Our registered trademarks in the United States and certain other countries include, among others, “AirCinema”, “AirTelecom”, “AircomPac” although we have not yet obtained registrations for our most important marks in all markets in which we currently do business or intend to do business in the future. Generally, the protection afforded for trademarks is perpetual, if they are renewed on a timely basis, if registered, and continue to be used properly as trademarks.

We license or purchase from third parties’ technology, software and hardware that are critical to providing our products and services. Much of this technology, software and hardware is customized for our use and would be difficult or time-consuming to obtain from alternative vendors.

We have developed certain ideas, processes, and methods that contribute to our success and competitive position that we consider to be trade secrets. We protect our trade secrets by keeping them confidential through the use of internal and external controls, including contractual protections with employees, contractors, customers, vendors, and airline partners. Trade secrets can be protected for an indefinite period so long as their secrecy is maintained.

Our Competition

Our key competitors include Gogo Inc., which has the largest installed base in the IFEC market mainly via ATG and L-band connectivity services and provides a comprehensive passenger-charged system of connectivity solutions and wireless in-flight entertainment services, and Panasonic Avionics Corp., which provides IFEC hardware and solutions which offer a home theatre entertainment experience to passengers via L-band and Ku-band technology. Other competitors include ViaSat,, Global Eagle Acquisition Corp., OnAir and Thales/LiveTV, all of which provide different technologies and strategies to provide in-flight connectivity and/or entertainment. Regardless of the delivery mechanisms used by us or our competitors, the IFEC industry as a whole faces, and is expected to continue to face, capacity constraints, which are expected to increase due to increased demand for in-flight Internet.

We believe that the following competitive strengths enable us to compete effectively in and capitalize on the growing IFEC market.

•	Unique business model. We believe that our business model sets us apart from our competitors. We combine cutting-edge connectivity technology with a unique content-driven approach. Traditionally, providers of inflight connectivity focus primarily on the profit margin derived from the sale of hardware to airlines and of bandwidth to passengers. Both airlines and passengers have to “pay to play,” which results in low participation and usage rates. We break away from this model and set a new trend with our business model, under which neither airlines nor passengers need to pay for products or services. Furthermore, our business plan provides our airline partners with an opportunity to participate in our revenue sharing model. Taken together, this novel approach creates incentive for the airlines to work with us while driving up passenger usage rates.

•	Dual-band satellite technology. Most in-flight connectivity systems currently rely on the Ku-band for communication, though many players in the market are working to provide higher bandwidth and faster transmitting rates using the Ka-band. However, there are few Ka-enabled satellites, which limits the coverage area. Our dual band system architecture brings our airline customers and their passengers the benefits of both Ka and Ku-band satellite technology. The Ka-band increases data throughput, while the Ku-band offers reliable service outside of the Ka-band coverage area or when Ka-band is not available due to weather or other interference.

15

Our Growth Strategy

We will strive to be a leading provider of IFEC solutions by pursuing the following growth strategies:

•	Increase number of connected aircraft. As of December 31, 2016, we have not provided our services on any commercial aircraft. We have contracts to install our equipment and provide our services on approximately 50 aircraft and expect to rollout installation on or before 2018. We plan to leverage our unique ability to cost-effectively equip each commercial aircraft type in an airline’s fleet to increase the number of equipped aircraft, targeting full-fleet availability of our service for our current airline partner and future airline partners. We continue to pursue this significant global growth opportunity by leveraging our broad and innovative technology platform and operational expertise. Further, we offer attractive business models to our airline partners, giving them the flexibility to determine the connectivity solution that meets the unique demands of their business.

•	Increase passenger use of connectivity. We believe that our business model, under which neither airlines nor passengers need to pay for products or services, will create an incentive for the airlines to work with us while driving passenger usage rates to levels management believes could reach 90% or more, considering the fact that many passengers now carry more than one smart device.

•	Expand satellite network. We will continue to expand our global satellite network coverage through the purchase of additional Ku-band and Ka-band capacity, and seek to install aircraft with our satellite solutions, while continuing to invest in research and development of satellite antenna and modem technologies. We are actively working with satellite providers in order to accommodate airlines’ global routes and growing fleets. We are monitoring the satellite industry for growth in coverage, with recent attention on ChinaSatcom’s plan to launch high-capacity Ka-band and Ka HTS multispot-beam satellites over the Asia Pacific region.

•	Expand satellite-based services to other markets. We anticipate broadening our satellite-based services to high-speed railways, maritime and cruise lines, 4G/5G backhauling, and converged triple-play services in remote communities, with the potential to expand internationally into new markets. Future business prospects will be evaluated on a case by case basis by weighing the projected revenue from advertising fees and e-commerce revenue shares against the operating and capital expenditures of satellite coverage, bandwidth and operations. Our existing business model could be applied to high-speed railways and cruise lines, both of which have a sufficient passenger base for the service to be viable. High-speed railways in China that sit under our Ka satellite coverage area are not served by 4G/LTE mobile networks, providing us with a unique opportunity to deliver our services. High-speed railways in other regions of Asia present similar opportunities. Remote communities in Asia lack a telecom infrastructure, partly due to geographical limitations such as the many islands of the Philippines or Indonesia. Satellite-based communications and mesh network technology make triple play services possible, delivering live TV broadcasting, videos, and telecom services to these regions.

Regulation

As a participant in the global airline and global telecommunication industries we are subject to a variety of government regulatory obligations

16

Federal Aviation Administration

The FAA prescribes standards and certification requirements for the manufacturing of aircraft and aircraft components, and certifies and rates repair stations to perform aircraft maintenance, preventive maintenance and alterations, including the installation and maintenance of aircraft components. Each type of aircraft operated in the United States under an FAA-issued standard airworthiness certificate must possess an FAA Type Certificate, which constitutes approval of the design of the aircraft type based on applicable airworthiness standards. When a party other than the holder of the Type Certificate develops a major modification to an aircraft already type-certificated, that party must obtain an FAA-issued STC approving the design of the modified aircraft type. We regularly obtain an STC for each aircraft type operated by each airline partner on whose aircraft our equipment will be installed and separate STCs typically are required for different configurations of the same aircraft type, such as when they are configured differently for different airlines.

After obtaining an STC, a manufacturer desiring to manufacture components to be used in the modification covered by the STC must apply to the FAA for a Parts Manufacturing Authority, or PMA, which permits the holder to manufacture and sell components manufactured in conformity with the PMA and its approved design and data package. In general, each initial PMA is an approval of a manufacturing or modification facility’s production quality control system. PMA supplements are obtained to authorize the manufacture of a particular part in accordance with the requirements of the pertinent PMA, including its production quality control system. We routinely apply for and receive such PMAs and supplements.

Certain of our Federal Communications Commission, or FCC, licenses are conditioned upon our ability to obtain from the FAA a “No Hazard Determination” for our cell sites which indicates that a proposed structure will not, if built as specified, create a hazard to air navigation. When proposing to build or alter certain of our cell sites we may first be required to obtain such a determination.

Our business depends on our continuing access to, or use of, these FAA certifications, authorizations and other approvals, and our employment of, or access to, FAA-certified individual engineering and other professionals.

In accordance with these certifications, authorizations and other approvals, the FAA requires that we maintain, review and document our quality assurance processes. The FAA may also visit our facilities at any time as part of our agreement for certification as a manufacturing facility and repair station to ensure that our facilities, procedures, and quality control systems meet FAA approvals we hold. In addition, we are responsible for informing the FAA of significant changes to our organization and operations, product failures or defects, and any changes to our operational facilities or FAA-approved quality control systems. Other FAA requirements include training procedures and drug and alcohol screening for safety-sensitive employees working at our facilities.

Foreign Aviation Regulation

According to international aviation convention, the airworthiness of FAA-certified equipment installed on U.S.-registered aircraft is recognized by civil aviation authorities, or CAAs, worldwide. As a result, we do not expect to require further airworthiness certification formalities in countries outside of the United States for U.S.-registered aircraft that already have an STC issued by the FAA covering our equipment. For aircraft registered with a CAA other than the United States, the installation of our equipment requires airworthiness certification from an airworthiness certification body. Typically, the CAA of the country in which the aircraft is registered is responsible for ensuring the airworthiness of any aircraft modifications under its authority.

The FAA holds bilateral agreements with a number of certification authorities around the globe. Bilateral agreements facilitate the reciprocal airworthiness certification of civil aeronautical products that are imported/exported between two signatory countries. A Bilateral Airworthiness Agreement, or BAA, or Bilateral Aviation Safety Agreement, or BASA, with Implementation Procedures for Airworthiness, or IPA, provides for airworthiness technical cooperation between the FAA and its counterpart civil aviation authorities. Under a BAA or BASA, the CAA of the aircraft’s country of registration generally validates STCs issued by the FAA and then issues a VSTC. For countries with which the FAA does not have a BAA or BASA, we must apply for certification approval with the CAA of the country in which the aircraft is registered. In order to obtain the necessary certification approval, we will be required to comply with the airworthiness regulations of the country in which the aircraft is registered. Failure to address all foreign airworthiness and aviation regulatory requirements at the commencement of each airline partner’s service in any country in which they register aircraft when there are no applicable bilateral agreements may lead to significant additional costs related to certification and could impact the timing of our ability to provide our service on our airline partners’ fleet.

17

Federal Communications Commission

Under the Communications Act of 1934, as amended, or the Communications Act, the FCC licenses the spectrum that we use and regulates the construction, operation, acquisition and sale of our wireless operations. The Communications Act and FCC rules also require the FCC’s prior approval of the assignment or transfer of control of an FCC license, or the acquisition, directly or indirectly, of more than 25% of the equity or voting control of our company by non-U.S. individuals or entities.

Our various services are regulated differently by the FCC. Our business provides some of its voice and data services by reselling the telecommunications services of satellite operators. Because we provide these services on a common carrier basis, we are subject to the provisions of Title II of the Communications Act, which require, among other things, that the charges and practices of common carriers be just, reasonable and non-discriminatory.

We provide broadband Internet access to commercial airlines and passengers. We offer this service in the Asia-Pacific region and continental United States through our partner’s facilities, using satellite based data delivery.

The FCC has classified mobile (and fixed) broadband Internet access services as Title II telecommunications services in an order released March 12, 2015, referred to herein as the Open Internet Order. The Open Internet Order also adopted broad new net neutrality rules. For example, broadband providers may not block access to lawful content, applications, services or non-harmful devices. Broadband providers also may not impair or degrade lawful Internet traffic on the basis of content, applications, services or non-harmful devices. In addition, broadband providers may not favor some lawful Internet traffic over other lawful traffic in exchange for consideration of any kind, and they may not prioritize the content and services of their affiliates. Other than for paid prioritization, the rules contain an exception for “reasonable network management.” The Open Internet Order recognizes that whether a network management practice is reasonable varies according to the broadband technology involved, and provides more flexibility to implement network management practices in the context of our capacity-constrained satellite broadband networks.

In addition, most of our services are subject to various rules that seek to ensure that the services are accessible by persons with disabilities, including requirements related to the pass-through of closed captioning for certain IP-delivered video content.

Equipment Certification

We may not lease, sell, market or distribute any radio transmission equipment used in the provision of our services unless such equipment is certified by the FCC as compliant with the FCC’s technical rules. All certifications required for equipment currently used in the provision of our services have been obtained by our equipment vendors and/or partners.

Privacy and Data Security-Related Regulations

As noted above, the Open Internet Order reclassified mobile (and fixed) broadband Internet access services as Title II telecommunications services. Certain statutory provisions of Title II now apply to broadband Internet access services, including provisions that impose consumer privacy protections such as Customer Proprietary Network Information, or CPNI, requirements.

Our services are also subject to CPNI rules that require carriers to comply with a range of marketing and privacy safeguards. These obligations focus on carriers’ access, use, storage and disclosure of CPNI. We believe we are in compliance with these rules and obligations, and we certify annually, as required, that we have established operating procedures adequate to ensure our compliance.

18

We are also subject to other federal and state consumer privacy and data security requirements. For example, Section 5 of the Federal Trade Commission, or FTC, Act prohibits “unfair or deceptive acts or practices in or affecting commerce.” Although the FTC’s authority to regulate the non-common carrier services offered by communications common carriers has not been clearly delineated, FTC officials have publicly stated that they view the FTC as having jurisdiction over Internet service providers’ non-common carrier services. Some of our services are subject to the FTC’s jurisdiction. The FTC has brought enforcement actions under the FTC Act against companies that, inter alia: (1) collect, use, share, or retain personal information in a way that is inconsistent with the representations, commitments, and promises that they make in their privacy policies and other public statements; (2) have privacy policies that do not adequately inform consumers about the company’s actual practices; and (3) fail to reasonably protect the security, privacy and confidentiality of nonpublic consumer information.

We collect personally identifiable information, such as name, address, e-mail address and credit card information, directly from our users when they register to use our service. We also may obtain information about our users from third parties. We use the information that we collect to, for example, consummate their purchase transaction, to customize and personalize advertising and content for our users and to enhance the entertainment options when using our service. Our collection and use of such information is intended to comply with our privacy policy, which is posted on our website, applicable law, our contractual obligations with third parties and industry standards, such as the Payment Card Industry Data Security Standard. We are also subject to state “mini-FTC Acts,” which also prohibit unfair or deceptive acts or practices, along with data security breach notification laws requiring entities holding certain personal data to provide notices in the event of a breach of the security of that data. Congress has also been considering similar federal legislation relating to data breaches. A few states have also imposed specific data security obligations. These state mini-FTC Acts, data security breach notification laws, and data security obligations may not extend to all of our services and their applicability may be limited by various factors, such as whether an affected party is a resident of a particular state.

While we have implemented reasonable administrative, physical and electronic security measures to protect against the loss, misuse and alteration of personally identifiable information, cyber-attacks on companies have increased in frequency and potential impact in recent years and may be successful despite reasonable precautions and result in substantial potential liabilities.

Truth in Billing and Consumer Protection

The FCC’s Truth in Billing rules generally require full and fair disclosure of all charges on customer bills for telecommunications services, except for broadband Internet access services. Thus, these rules apply to our satellite-based services. This disclosure must include brief, clear and non-misleading plain language descriptions of the services provided. States also have the right to regulate wireless carriers’ billing; however, we are not currently aware of any states that impose billing requirements on our services.

CALEA

The FCC has determined that facilities-based broadband Internet access providers are subject to the Communications Assistance for Law Enforcement Act, or CALEA, which requires covered service providers to build certain law enforcement surveillance assistance capabilities into their communications networks and to maintain CALEA-related system security policies and procedures.

19

Foreign Government Approvals

In connection with our satellite service, we have implemented a process for obtaining any required authority needed to provide our service over the airspace of foreign countries, or verifying that no additional authorization is needed. Each country over which our equipped aircraft flies has the right to limit, regulate (e.g., through a licensing regime) or prohibit the offering of our service. We may not be able to obtain the necessary authority for every country over which a partner airline flies. For some countries, we have not been and do not expect to be able to obtain a definitive answer regarding their potential regulation of our service, and we may incur some regulatory risk by operating over the airspace of these countries. Failure to comply with foreign regulatory requirements could result in penalties being imposed on us and/or on our airline partners or allow our airline partners affected by such requirements to terminate their contract with us prior to expiration. Moreover, even countries that have previously provided clearance for our service have the right to change their regulations at any time.

Employees

As of December 31, 2016, we had a total of 19 employees, 15 of whom are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
Operations	4
Sales and Marketing	4
Research and Development	8
General and Administrative	3
Total	19

None of our employees belong to a union or are a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to Our Business

Our business has a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

Aircom was incorporated on September 29, 2014. We expect to launch our services with Hong Kong Airlines in 2017, provided that HKCAD approves our VTSC application. The limited operating history of our business may make it difficult to accurately evaluate the business and predict its future performance. Any assessments of our current business and predictions that we or you make about our future success or viability may not be as accurate as they could be if we had a longer operating history. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, and the size and nature of our market opportunity will change as we scale our business and increase deployment of our service. If we do not address any of the foregoing risks successfully, our business will be harmed.

20

Excluding non-recurring revenues from affiliates, we have incurred operating losses in every quarter since we launched our business and may continue to incur quarterly operating losses, which could negatively affect the value of our company.

Excluding nonrecurring revenues from affiliates, we have incurred operating losses in every quarter since we launched our business in September 2014, and we may not be able to generate sufficient revenue in the future to generate operating income. We also expect our costs to increase materially in future periods, which could negatively affect our future operating results. We expect to continue to expend substantial financial and other resources on the continued launch and expansion of our business. The amount and timing of these costs are subject to numerous variables and such initiatives may require additional funding.  In addition, we may incur significant costs in connection with our pursuit of next generation air to ground technology or other new technologies.  With respect to our expansion, such variables may include costs related to sales and marketing activities and administrative support functions, equipment subsidies to airlines and additional legal and regulatory expenses associated with operating in the international commercial aviation market. In addition, we expect to incur additional general and administrative expenses, including legal and accounting expenses, related to being a public company. These investments may not result in increased revenue or growth in our business. If we fail to continue to grow our revenue and overall business, it could adversely affect our financial condition and results of operations.

There is substantial uncertainty that we will continue operations as a going concern, in which case you could lose your entire investment.

Our future existence remains uncertain. We have generated minimal recurring revenues to date and have suffered losses from our operations. We also have outstanding accrued liabilities. Although we expect to raise capital from the sale of equity or debt securities, there is no assurance that we will be able to do so. This means that there is substantial doubt that we can continue as a going concern for the next twelve months unless we obtain additional capital to pay our bills and debts and execute our plan of operations.

We expect to rely on one key customer, Hong Kong Airlines, for all of our initial revenue.

Our business will be substantially dependent on our Hong Kong Airlines customer relationship, which we expect to account for virtually all of our revenues once our VTSC is approved and we can begin to deliver our product offerings to that airline. There can be no assurance that we will be able to maintain our relationship with Hong Kong Airlines notwithstanding our agreement with them. If we are unable to maintain and renew our relationship with Hong Kong Airlines, or if our arrangement is modified so that the economic terms become less favorable to us, then our business would be materially adversely affected.

Our agreement with Hong Kong Airlines will have no legal effect until we receive approval of our VTSC by the HKDAC.

Until such time as we have received all required approvals from the HKCAD, the agreement with Hong Kong Airlines only expresses the desires and understandings of us and Hong Kong Airlines and will not create any legal rights, liabilities or responsibilities whatsoever and will not be legally binding on us or Hong Kong Airlines. There can be no assurance as to when we will receive the required HKCAD approvals or if we will receive such approvals at all. If we do not receive the HKDAC approval of out VTSC, our agreement with Hong Kong airlines will have no economic impact and we will not be able to deliver our systems to the airline or generate any revenues from the airline. Such an outcome would have a substantial adverse effect on our business.

If we cannot timely deliver our first order of onboard equipment to Klingon Aerospace Inc., our reseller and development partner, we may lose our agreement with Klingon.

Because of the delay in our receiving approval of the VTSC from the HKCAD, we have not been able to deliver to Klingon a ready for sale, certified onboard system equipment package. Klingon has the right to terminate our agreement with them upon 60 days’ prior notice, subject to a 60-day cure period, if we fail to timely deliver the certified product. If Klingon terminates its agreement with us, we may be responsible for refunding to Klingon the milestone payments that we have received, and we may lose our relationship and sales agreement with Hong Kong Airlines. Either eventuality would have an extremely deleterious impact on our business prospects.

21

We may not be able to grow our business with current airline partner or successfully negotiate agreements with airlines to which we do not currently provide our service.

Currently, our only airline partner is Hong Kong Airlines, although we have not yet begun to sell our products to Hong Kong Airlines under our agreement with them. We are currently in negotiations or discussions with certain other airline partners to provide our IFEC services on additional aircraft in their fleets. We have no assurance that these efforts will be successful. Negotiations with prospective airline partners require substantial time, effort and resources. The time required to reach a final agreement with an airline is unpredictable and may lead to variances in our operating results from quarter to quarter. We may ultimately fail in our negotiations and any such failure could harm our results of operations due to, among other things, a diversion of our focus and resources, actual costs and opportunity costs of pursuing these opportunities. In addition, the terms of any future agreements could be materially different and less favorable to us than the terms included in our existing agreement with Hong Kong Airlines. To the extent that any negotiations with current or potential airline partners are unsuccessful, or any new agreements contain terms that are less favorable to us, our growth prospects could be materially and adversely affected.

We will likely need additional financing to execute our business plan or new initiatives, which we may not be able to secure on acceptable terms, or at all.

We will require additional financing in the near and long term to fully execute our business plan. Our success may depend on our ability to raise such additional financing on reasonable terms and on a timely basis. Conditions in the economy and the financial markets may make it more difficult for us to obtain necessary additional capital or financing on acceptable terms, or at all. If we cannot secure sufficient additional financing, we may be forced to forego strategic opportunities or delay, scale back or eliminate additional service deployment, operations and investments or employ internal cost savings measures.

We are dependent on agreements with Hong Kong Airlines and, in the future, will be dependent on agreements with other airline partners to be able to access our customers. We expect that future payments by these customers for our services to be provided to them will account for most, if not all, of our initial revenues. Our failure to realize the anticipated benefits from these agreements on a timely basis including as a result in the delay in our receiving approval of our VTSC by the HKCAD, or to renew any existing agreements upon expiration or termination could have a material adverse effect on our financial condition and results of operations.

Under our existing contract with Hong Kong Airlines, once our VTSC is approved by the HKCAD, we will provide our equipment for installation on, and provide our services to passengers on, a portion of the aircraft operated by this airline. We expect to enter into similar contracts with other airlines in the future. We expect that revenue from passengers using our service while flying on aircraft operated by Hong Kong Airlines will account for approximately 100% of our initial revenue once we begin providing our equipment to Hong Kong Airlines. As of September 30, 2016, we do not yet have any revenue from equipment sales and installation. Our growth will be dependent on our ability to have our equipment installed on Hong Kong Airlines’ aircraft and the aircraft of additional airlines and increased use of our service on installed aircraft. Any delays in installations under these contracts may negatively affect our ability to grow our user base and revenue. In addition, we have no assurance that Hong Kong Airlines will renew its existing contract with us upon expiration, or that it will not terminate its contracts prior to expiration upon the occurrence of certain contractually stipulated events.

22

A failure to maintain airline satisfaction with our equipment or our service could have a material adverse effect on our revenue and results of operations.

Our relationships with our current and future airline partners are critical to the growth and ongoing success of our business. If our airline partners are not satisfied with our equipment or our service for any reason, including passenger dissatisfaction with the service as a result of capacity constraints, they may reduce efforts to co-market our service to their passengers, which could result in lower passenger usage and reduced revenue, which could in turn give Hong Kong Airlines the right to terminate their contracts with us. In addition, airline dissatisfaction with us for any reason, including delays in obtaining certification for or installing our equipment, could negatively affect our ability to expand our service to additional airline partners or aircraft or lead to claims for damages, which may be material, or termination rights under our contract with Hong Kong Airlines from which we derive a majority of our revenue.

We are experiencing network capacity constraints in our operation region and expect capacity demands to increase, and we may in the future experience capacity constraints internationally. If we are unable to successfully implement planned or future technology enhancements to increase our network capacity, or our airline partners do not agree to such enhancements, our ability to maintain sufficient network capacity and our business could be materially and adversely affected.

All providers of wireless connectivity services, including all providers of in-flight connectivity services, face certain limits on their ability to provide connectivity service, including escalating capacity constraints due to expanding consumption of wireless services and the increasing prevalence of higher bandwidth uses such as file downloads and streaming media content. The success of our business depends on our ability to provide adequate bandwidth to meet customer demands while in-flight.

Competition from a number of companies, as well as other market forces, could result in price reduction, reduced revenue and loss of market share and could harm our results of operations.

We face strong competition from satellite-based providers of broadband services that include in-flight internet and live television services. Competition from such providers has had in the past and could have in the future an adverse effect on our ability to maintain or gain market share. Most of our competitors are larger, more diversified corporations and have greater financial, marketing, production, and research and development resources. As a result, they may be better able to withstand the effects of periodic economic downturns or may offer a broader product line to customers. In addition, to the extent that competing in-flight connectivity services offered by commercial airlines that are not our airline partners are available on more aircraft or offer improved quality or reliability as compared to our service, our business and results of operations could be adversely affected. Competition could increase our sales and marketing expenses and related customer acquisition costs. We may not have the financial resources, technical expertise or marketing and support capabilities to continue to compete successfully. A failure to effectively respond to established and new competitors could have a material adverse impact on our business and results of operations.

We may be unsuccessful in generating revenue from live television and other in-flight entertainment services.

We are currently developing a host of service offerings to deliver to our current and future commercial airline customers. We plan to offer live television and other service to our customers and no assurance can be given that we will ultimately be able to launch any channels or provide any service. Additionally, we plan to generate a revenue stream from our video on demand and other in-flight entertainment services. If we are unable to generate increased revenue from live television or if other entertainment services do not ultimately develop, our growth and financial prospects would be materially adversely impacted.

23

We are working to increase the number of on-demand movies and television shows and a variety of other content available on our system. The future growth prospects for our business depend, in part, on revenue from advertising fees and e-commerce revenue share arrangements on passenger purchases of goods and services, including video and media services. Our ability to generate revenue from these service offerings depends on:

•	growth of commercial airline customer base;

•	the attractiveness of our customer base to media partners;

•	rolling out live television and media on demand on more aircraft and with additional airline customers and increasing passenger adoption both in the U.S. and abroad;

•	establishing and maintaining beneficial contractual relationships with media partners whose content, products and services are attractive to airline passengers; and

•	our ability to customize and improve our service offerings in response to trends and customer interests.

If we are unsuccessful in generating revenue from our service offerings, that failure could have a material adverse effect on our growth prospects.

We face limitations on our ability to grow our operations which could harm our operating results and financial condition.

Our addressable market and our ability to expand in our operation region at our current rate of growth are inherently limited by various factors, including limitations on the number of commercial airlines with which we could partner, the number of planes in which our equipment can be installed, the passenger capacity within each plane and the ability of our network infrastructure or bandwidth to accommodate increasing capacity demands. Expansion is also limited by our ability to develop new technologies on a timely and cost-effective basis, as well as our ability to mitigate network capacity constraints through, among other things, the expansion of our satellite coverage area. Our growth may slow, or we may stop growing altogether, to the extent that we have exhausted all potential airline partners and as we approach installation on full fleets and maximum penetration rates on all flights. To continue to grow our domestic revenue, we will have to rely on customer and airline partner adoption of currently available and new or developing services and additional offerings. We cannot assure you that we will be able to profitably expand our existing market presence or establish new markets and, if we fail to do so, our business and results of operations could be materially adversely affected.

We may be unsuccessful in expanding our operations internationally.

Our initial client is Hong Kong Airlines and all of our business is currently international business. Our ability to grow our international business involves various risks, including the need to invest significant resources in unfamiliar markets and the possibility that we may not realize a return on our investments in the near future or at all. In addition, we have incurred and expect to continue to incur significant expenses before we generate any material revenue in these new markets. Under our agreement with providers of satellite capacity, we are obligated to purchase bandwidth for specified periods in advance. If we are unable to generate sufficient passenger demand or airline partners to which we provide satellite service to their aircraft terminate their agreements with us for any reason during these periods, we may be forced to incur satellite costs in excess of connectivity revenue generated through such satellites.

Any future international operations may fail to succeed due to risks inherent in foreign operations, including:

•	legal and regulatory restrictions, including different communications, privacy, censorship, aerospace and liability standards, intellectual property laws and enforcement practices;

•	changes in international regulatory requirements and tariffs;

•	restrictions on the ability of U.S. companies to do business in foreign countries, including restrictions on foreign ownership of telecommunications providers imposed by the U.S. Office of Foreign Assets Control, which we refer to as OFAC;

•	inability to find content or service providers to partner with on commercially reasonable terms, or at all;

•	compliance with the Foreign Corrupt Practices Act, the (U.K.) Bribery Act 2010 and other similar corruption laws and regulations in the jurisdictions in which we operate and related risks;

24

•	difficulties in staffing and managing foreign operations;

•	currency fluctuations; and

•	potential adverse tax consequences.

As a result of these obstacles, we may find it difficult or prohibitively expensive to grow our business internationally or we may be unsuccessful in our attempt to do so, which could harm our future operating results and financial condition.

We may not be successful in our efforts to develop and monetize new products and services that are currently in development, including our operations-oriented communications services.

In order to continue to meet the evolving needs of our airline partners and customers, we must continue to develop new products and services that are responsive to those needs. Our ability to realize the benefits of enabling airlines, other aircraft operators and to use these applications, including monetizing our services at a profitable price point, depends, in part, on the adoption and utilization of such applications by airlines, other aircraft operators and other companies in the aviation industry such as aircraft equipment suppliers, and we cannot be certain that airlines, other aircraft operators and others in the aviation industry will adopt such offerings in the near term or at all. We also expect to continue to rely on third parties to develop and offer the operational applications to be used to gather and process data transmitted on our network between the aircraft and the ground, and we cannot be certain that such applications will be compatible with our network or onboard equipment or otherwise meet the needs of airlines or other aircraft operators. If we are not successful in our efforts to develop and monetize new products and services, including our operations-oriented communications services, our future business prospects, financial condition and results of operations would be materially adversely affected.

A future act or threat of terrorism or other events could result in a prohibition on the use of Wi-Fi enabled devices on aircraft.

A future act of terrorism, the threat of such acts or other airline accidents could have an adverse effect on the airline industry. In the event of a terrorist attack, terrorist threats or unrelated airline accidents, the industry would likely experience significantly reduced passenger demand. The U.S. federal government or foreign governments could respond to such events by prohibiting the use of Wi-Fi enabled devices on aircraft, which would eliminate demand for our equipment and service. In addition, any association or perceived association between our equipment or service and accidents involving aircraft on which our equipment or service operates would likely have an adverse effect on demand for our equipment and service. Reduced demand for our products and services would adversely affect our business prospects, financial condition and results of operations.

If our efforts to retain and attract customers are not successful, our revenue will be adversely affected.

We currently generate substantially all of our revenue from sales of services, some of which are on a subscription basis. We must continue to retain existing subscribers and attract new and repeat customers. If we are unable to effectively retain existing subscribers and attract new and repeat customers, our business, financial condition and results of operations would be adversely affected.

Unreliable service levels, lack of sufficient capacity, uncompetitive pricing, lack of availability, security risk and lack of related features of our equipment and services are some of the factors that may adversely impact our ability to retain existing customers and partners and attract new and repeat customers. If our consumers are able to satisfy their in-flight entertainment needs through activities other than broadband internet access, at no or lower cost, they may not perceive value in our products and services. If our efforts to satisfy and retain our existing customers and subscribers are not successful, we may not be able to continue to attract new customers through word-of-mouth referrals. Any of these factors could cause our customer growth rate to fall, which would adversely impact our business, financial condition and results of operations.

25

The demand for in-flight broadband internet access service may decrease or develop more slowly than we expect. We cannot predict with certainty the development of the U.S. or international in-flight broadband internet access market or the market acceptance for our products and services.

Our future success depends upon growing demand for in-flight broadband internet access services, which is inherently uncertain. We have invested significant resources towards the roll-out of new service offerings, which represent a substantial part of our growth strategy. We face the risk that the U.S. and international markets for in-flight broadband internet access services may decrease or develop more slowly or differently than we currently expect, or that our services, including our new offerings, may not achieve widespread market acceptance. We may be unable to market and sell our services successfully and cost-effectively to a sufficiently large number of customers.

Our business depends on the continued proliferation of Wi-Fi as a standard feature in mobile devices. The growth in demand for in-flight broadband internet access services also depends in part on the continued and increased use of laptops, smartphones, tablet computers, and other Wi-Fi enabled devices and the rate of evolution of data-intensive applications on the mobile internet. If Wi-Fi ceases to be a standard feature in mobile devices, if the rate of integration of Wi-Fi on mobile devices decreases or is slower than expected, or if the use of Wi-Fi enabled devices or development of related applications decreases or grows more slowly than anticipated, the market for our services may be substantially diminished.

Increased costs and other demands associated with our growth could impact our ability to achieve profitability over the long term and could strain our personnel, technology and infrastructure resources.

We expect our costs to increase in future periods, which could negatively affect our future operating results. We expect to continue to experience growth in our headcount and operations, which will place significant demands on our management, administrative, technological, operational and financial infrastructure. Anticipated future growth will require the outlay of significant operating and capital expenditures and will continue to place strains on our personnel, technology and infrastructure. Our success will depend in part upon our ability to contain costs with respect to growth opportunities. To successfully manage the expected growth of our operations, on a timely and cost-effective basis we will need to continue to improve our operational, financial, technological and management controls and our reporting systems and procedures. In addition, as we continue to grow, we must effectively integrate, develop and motivate a large number of new employees, and we must maintain the beneficial aspects of our corporate culture. If we fail to successfully manage our growth, it could adversely affect our business, financial condition and results of operations.

Adverse economic conditions may have a material adverse effect on our business.

Macro-economic challenges are capable of creating volatile and unpredictable environments for doing business. We cannot predict the nature, extent, timing or likelihood of any economic slowdown or the strength or sustainability of any economic recovery, worldwide, in the United States or in the airline industry. For many travelers, air travel and spending on in-flight internet access are discretionary purchases that they can eliminate in difficult economic times. Additionally, a weaker business environment may lead to a decrease in overall business travel, which is an important contributor to our service revenue. These conditions may make it more difficult or less likely for customers to purchase our equipment and services. If economic conditions in the United States or globally deteriorate further or do not show improvement, we may experience material adverse effects to our business, cash flow and results of operations.

Our operating results may fluctuate unpredictably and may cause us to fail to meet the expectations of investors, adversely affecting our stock price.

We operate in a highly dynamic industry and our future quarterly operating results may fluctuate significantly. Our revenue and operating results may vary from quarter to quarter due to many factors, many of which are not within our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Further, it is difficult to accurately forecast our revenue, margin and operating results, and if we fail to match our expected results or the results expected by financial analysts or investors, the future trading price of our common stock may be adversely affected.

26

In addition, due to generally lower demand for business travel during the summer months and holiday periods, and leisure and other travel at other times during the year, our quarterly results may not be indicative of results for the full year. Due to these and other factors, quarter-to-quarter comparisons of our historical operating results should not be relied upon as accurate indicators of our future performance.

If our marketing and advertising efforts fail to generate additional revenue on a cost-effective basis, or if we are unable to manage our marketing and advertising expenses, it could harm our results of operations and growth.

Our future growth and profitability, as well as the maintenance and enhancement of our important brands, will depend in large part on the effectiveness and efficiency of our future marketing and advertising expenditures. We plan to use a diverse mix of television, print, trade show and online marketing and advertising programs to promote our business. Significant increases in the pricing of one or more of our marketing and advertising channels could increase our expenses or cause us to choose less expensive, but potentially less effective, marketing and advertising channels. In addition, to the extent we implement new marketing and advertising strategies, we may in the future have significantly higher expenses. We may in the future incur, marketing and advertising expenses significantly in advance of the time we anticipate recognizing revenue associated with such expenses, and our marketing and advertising expenditures may not result in increased revenue or generate sufficient levels of brand awareness. If we are unable to maintain our marketing and advertising channels on cost-effective terms, our marketing and advertising expenses could increase substantially, our customer levels could be affected adversely, and our business, financial condition and results of operations may suffer.

Regulation by United States and foreign government agencies, including the FCC and the FAA, may increase our costs of providing service or require us to change our services.

We are subject to various regulations, including those regulations promulgated by various federal, state and local regulatory agencies and legislative bodies and comparable agencies outside the United States where we may do business. The two U.S. government agencies that have primary regulatory authority over our operations are the FAA and the FCC.

The commercial and private aviation industries, including civil aviation manufacturing and repair industries, are highly regulated in the United States by the FAA. FAA certification is required for all equipment we install on commercial aircraft and type certificated business aircraft, and certain of our operating activities require that we obtain FAA certification as a parts manufacturer. As discussed in more detail in the section entitled “Business-Regulation-Federal Aviation Administration,” FAA approvals required to operate our business include STCs and PMAs. Obtaining STCs and PMAs is an expensive and time-consuming process that requires significant focus and resources. Any inability to obtain, delay in obtaining, or change in, needed FAA certifications, authorizations, or approvals, could have an adverse effect on our ability to meet our installation commitments, manufacture and sell parts for installation on aircraft, or expand our business and could, therefore, materially adversely affect our growth prospects, business and operating results. The FAA closely regulates many of our operations. If we fail to comply with the FAA’s many regulations and standards that apply to our activities, we could lose the FAA certifications, authorizations, or other approvals on which our manufacturing, installation, maintenance, preventive maintenance, and alteration capabilities are based. In addition, from time to time, the FAA or comparable foreign agencies adopt new regulations or amend existing regulations. The FAA could also change its policies regarding the delegation of inspection and certification responsibilities to private companies, which could adversely affect our business. To the extent that any such new regulations or amendments to existing regulations or policies apply to our activities, those new regulations or amendments to existing regulations generally increase our costs of compliance.

27

As a broadband Internet provider, we must comply with the CALEA, which requires communications carriers to ensure that their equipment, facilities and services can accommodate certain technical capabilities in executing authorized wiretapping and other electronic surveillance. Currently, our CALEA solution is being deployed in our network. However, we could be subject to an enforcement action by the FCC or law enforcement agencies for any delays related to meeting, or if we fail to comply with, any current or future CALEA, or similarly mandated law enforcement related, obligations. Such enforcement actions could subject us to fines, cease and desist orders, or other penalties, all of which could adversely affect our business. Further, to the extent the FCC adopts additional capability requirements applicable to broadband Internet providers, its decision may increase the costs we incur to comply with such regulations.

In addition to these U.S. agencies, we are also subject to regulation by foreign government agencies that choose to assert jurisdiction over us as a result of the service we provide on aircraft that fly international routes. Adverse decisions or regulations of these U.S. and foreign regulatory bodies could negatively impact our operations and costs of doing business and could delay the roll-out of our services and have other adverse consequences for us. Our ability to obtain certain regulatory approvals to offer our services internationally may also be the responsibility of a third party, and, therefore, may be out of our control. We are unable to predict the scope, pace or financial impact of regulations and other policy changes that could be adopted by the various governmental entities that oversee portions of our business.

If government regulation of the Internet, including e-commerce or online video distribution changes, we may need to change the way we conduct our business to a manner that incurs greater operating expenses, which could harm our results of operations.

The current legal environment for Internet communications, products and services is uncertain and subject to statutory, regulatory or interpretive change. We cannot be certain that we, our vendors and media partners or our customers are currently in compliance with applicable regulatory or other legal requirements in the countries in which our service is used. Our failure, or the failure of our vendors and media partners, customers and others with whom we transact business to comply with existing or future legal or regulatory requirements could materially adversely affect our business, financial condition and results of operations. Regulators may disagree with our interpretations of existing laws or regulations or the applicability of existing laws or regulations to our business, and existing laws, regulations and interpretations may change in unexpected ways.

For example, our mobile wireless broadband Internet access services were previously classified as information services, and not as telecommunications services. Therefore, these services were not subject to FCC common carrier regulation. However, effective June 12, 2015, the FCC reclassified mobile (and fixed) broadband Internet access services as Title II telecommunications services pursuant to the Open Internet Order. The Open Internet Order also adopted broad new net neutrality rules. For example, broadband providers may not block access to lawful content, applications, services, or non-harmful devices. Broadband providers also may not impair or degrade lawful Internet traffic on the basis of content, applications, services, or non-harmful devices. In addition, broadband providers may not favor some lawful Internet traffic over other lawful traffic in exchange for consideration of any kind, and they may not prioritize the content and services of their affiliates. Other than for paid prioritization, the rules contain an exception for “reasonable network management.” The Open Internet Order recognizes that whether a network management practice is reasonable varies according to the broadband technology involved and may provide more flexibility to implement network management practices in the context of our capacity-constrained air-to-ground and satellite broadband networks.

Other jurisdictions may adopt similar or different regulations that could affect our ability to use “network management” techniques. Likewise, the United States and the European Union, among other jurisdictions, are considering proposals regarding data protection that, if adopted, could impose heightened restrictions on certain of our activities relating to the collection and use of data of end users. Further, as we promote exclusive content and services and increase targeted advertising with our media partners to customers of our service, we may attract increased regulatory scrutiny.

28

We cannot be certain what positions regulators may take regarding our compliance with, or lack of compliance with, current and future legal and regulatory requirements or what positions regulators may take regarding any past or future actions we have taken or may take in any jurisdiction. Regulators may determine that we are not in compliance with legal and regulatory requirements, and impose penalties, or we may need to make changes to our services, which could be costly and difficult. Any of these events would adversely affect our operating results and business.

Our possession and use of personal information and the use of credit cards by our customers present risks and expenses that could harm our business. Unauthorized disclosure or manipulation of such data, whether through breach of our network security or otherwise, could expose us to costly litigation and damage our reputation.

Maintaining our network security is of critical importance because our online systems will store confidential registered user, employee and other sensitive data, such as names, email addresses, addresses and other personal information. We will depend on the security of our networks and the security of the network infrastructures of our third-party telecommunications service providers, our customer support providers and our other vendors. Unauthorized use of our, or our third-party service providers’, networks, computer systems and services could potentially jeopardize the security of confidential information, including credit card information, of our customers. There can be no assurance that any security measures we, or third parties, take will be effective in preventing these activities. As a result of any such breaches, customers may assert claims of liability against us as a result of any failure by us to prevent these activities. Further, our in-cabin network operates as an open, unsecured Wi-Fi hotspot, and non-encrypted transmissions users send over this network may be vulnerable to access by users on the same plane. These activities may subject us to legal claims, adversely impact our reputation, and interfere with our ability to provide our services, all of which could have a material adverse effect on our business prospects, financial condition and results of operations.

Failure to protect confidential customer data or to provide customers with adequate notice of our privacy policies could also subject us to liabilities imposed by United States federal and state regulatory agencies or courts. For example, the FCC’s CPNI rules, applicable to our satellite-based offerings, require us to comply with a range of marketing and privacy safeguards. The FTC could assert jurisdiction to impose penalties related our service if it found our privacy policies or security measures to be inadequate under existing federal law. We could also be subject to certain state laws that impose data breach notification requirements, specific data security obligations, or other consumer privacy-related requirements. Our failure to comply with any of these rules or regulations could have an adverse effect on our business, financial condition and results of operations.

Other countries in which we may operate or from which our services may be offered, including those in the European Union, also have certain privacy and data security requirements that may apply to our business, either now or in the future. These countries’ laws may in some cases be more stringent than the requirements in the United States. For example, European Union member countries have specific requirements relating to cross border transfers of personal information to certain jurisdictions, including to the United States. In addition, some countries have more strict consumer notice and/or consent requirements relating to personal information collection, use or sharing. Moreover, international privacy and data security regulations may become more complex. For example, the European Union is considering a draft proposed data protection regulation which, if enacted, may result in even more restrictive privacy-related requirements. Our failure to comply with other countries’ privacy or data security-related laws, rules or regulations could also have an adverse effect on our business, financial condition and results of operations.

In addition, our customers use credit cards to purchase our products and services. Problems with our or our vendors billing software could adversely affect our customer satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment services. In addition, if our billing software fails to work properly and, as a result, we do not automatically charge our subscribers’ credit cards on a timely basis or at all, our business, financial condition and results of operations could be adversely affected.

29

We depend upon third parties to manufacture equipment components and to provide services for our network.

We rely on third-party suppliers for equipment components that we use to provide our services. The supply of third party components could be interrupted or halted by a termination of our relationships, a failure of quality control or other operational problems at such suppliers or a significant decline in their financial condition. If we are not able to continue to engage suppliers with the capabilities or capacities required by our business, or if such suppliers fail to deliver quality products, parts, equipment and services on a timely basis consistent with our schedule, our business prospects, financial condition and results of operations could be adversely affected.

We may fail to recruit, train and retain the highly skilled employees that are necessary to remain competitive and execute our growth strategy. The loss of one or more of our key personnel could harm our business.

Competition for key technical personnel in high-technology industries such as ours is intense. We believe that our future success depends in large part on our continued ability to hire, train, retain and leverage the skills of qualified engineers and other highly skilled personnel needed to maintain and grow our business, technology. We may not be as successful as our competitors at recruiting, training, retaining and utilizing these highly skilled personnel. In particular, we may have more difficulty attracting or retaining highly skilled personnel during periods of poor operating performance. Any failure to recruit, train and retain highly skilled employees could negatively impact our business and results of operations.

We depend on the continued service and performance of our key personnel, including Dr. Peter Chiou, our Chairman and Chief Executive Officer. Such individuals have acquired specialized knowledge and skills with respect to our operations. As a result, if any of these individuals were to leave us, we could face substantial difficulty in hiring qualified successors and could experience a loss of productivity while any such successor obtains the necessary training and expertise. We do not maintain key man insurance on any of our officers or key employees. In addition, much of our key technology and systems are custom-made for our business by our personnel. The loss of key personnel, including key members of our management team, as well as certain of our key marketing or technology personnel, could disrupt our operations and have an adverse effect on our ability to grow our business.

We believe our business depends on strong brands, and if we do not develop, maintain and enhance our brand, our ability to gain new customers and retain customers may be impaired.

We believe that our brands will be a critical part of our business. We collaborate extensively with our airline partners on the look and feel of the in-flight homepage that their passengers encounter when logging into our service in flight. In order to maintain strong relationships with our airline partners, we may have to reduce the visibility of our brand or make other decisions that do not promote and maintain our brand. In addition, many of our trademarks contain words or terms having a somewhat common usage and, as a result, we may have trouble registering or protecting them in certain jurisdictions. If we fail to promote and maintain our brand, or if we incur significant expenses to promote the brands and are still unsuccessful in maintaining strong brands, our business prospects, financial condition and results of operations may be adversely affected.

Businesses or technologies we acquire could prove difficult to integrate, disrupt our ongoing business, dilute stockholder value or have an adverse effect on our results of operations.

As part of our business strategy, we may engage in acquisitions of businesses or technologies to augment our organic or internal growth. We do not have any meaningful experience with integrating and managing acquired businesses or assets. Acquisitions involve challenges and risks in negotiation, execution, valuation and integration. Moreover, we may not be able to find suitable acquisition opportunities on terms that are acceptable to us. Even if successfully negotiated, closed and integrated, certain acquisitions may not advance our business strategy, may fall short of expected return-on-investment targets or may fail. Any future acquisition could involve numerous risks, including:

30

•	potential disruption of our ongoing business and distraction of management;
•	difficulty integrating the operations and products of the acquired business;
•	use of cash to fund the acquisition or for unanticipated expenses;
•	limited market experience in new businesses;
•	exposure to unknown liabilities, including litigation against the companies we acquire;
•	additional costs due to differences in culture, geographical locations and duplication of key talent;
•	delays associated with or resources being devoted to regulatory review and approval;
•	acquisition-related accounting charges affecting our balance sheet and operations;
•	difficulty integrating the financial results of the acquired business in our consolidated financial statements;
•	controls in the acquired business;
•	potential impairment of goodwill;
•	dilution to our current stockholders from the issuance of equity securities; and
•	potential loss of key employees or customers of the acquired company.

In the event we enter into any acquisition agreements, closing of the transactions could be delayed or prevented by regulatory approval requirements, including antitrust review, or other conditions. We may not be successful in addressing these risks or any other problems encountered in connection with any attempted acquisitions, and we could assume the economic risks of such failed or unsuccessful acquisitions.

Expenses or liabilities resulting from litigation could adversely affect our results of operations and financial condition.

From time to time, we may be subject to claims or litigation in the ordinary course of our business, including for example, claims related to employment matters and class action lawsuits. Our operations are characterized by the use of new technologies and services across multiple jurisdictions that implicate a number of statutory schemes and a range of rules and regulations that may be subject to broad or creative interpretation, which may subject to us to litigation, including class action lawsuits, the outcome of which may be difficult to assess or quantify due to the potential ambiguity inherent in these regulatory schemes and/or the nascence of our technologies and services. Plaintiffs in these types of litigation may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. Any such claims or litigation may be time-consuming and costly, divert management resources, require us to change our products and services, or have other adverse effects on our business. Any of the foregoing could have a material adverse effect on our results of operations and could require us to pay significant monetary damages. In addition, costly and time consuming litigation could be necessary to enforce our existing contracts and, even if successful, could have an adverse effect on us. In addition, prolonged litigation against any airline partner, customer or supplier could have the effect of negatively impacting our reputation and goodwill with existing and potential airline partners, customers and suppliers.

Technological advances may harm our business.

Due to the widening use of state-of-the-art, personal electronic devices such as Apple’s iPad, ever-increasing numbers of passengers have their own mobile devices, which they might use to bring their own content such as movies, music or games with them on a flight. This could decrease demand for our in-flight offerings. Carriers now also have greater technical means at their disposal to offer passengers inflight access to the Internet, including through our offerings and those of our competitors. At present, these offerings do not allow passengers to fully stream content on their mobile devices. If, however, in-flight Internet access in the future allows passengers to fully stream content on their mobile devices, this could decrease demand for our in-flight offerings. While both trends will give rise to risks as well as opportunities for us, it is impossible to foresee at present whether and, if so, to what extent these trends will have lasting effects. Note, too, that the in-flight entertainment systems currently in place are unable to support these developments. Given average useful lives of 15 to 20 years, the conventional systems will continue to dominate the in-flight entertainment industry for the foreseeable future. As a result, possible changes will happen slowly, giving all market players sufficient time to adapt.

31

We may have exposure to foreign currency risks in the future and our future hedging activities could create losses.

Currency risks essentially arise from the fact that sales to customers and purchasing are effected in one currency while fixed costs are incurred in other currencies. If necessary, we will engage in hedging transactions to counteract direct currency risks. However, we cannot always guarantee that all currency risks have been hedged in full. Severe currency fluctuations could also cause the hedging transactions to fail if agreed thresholds (triggers) are not met or exceeded. We therefore cannot fully preclude negative foreign currency effects in the future - some of which might be substantial - due to unforeseen exchange rate fluctuations and/or inaccurate assessments of market developments.

We source our content from studios, distributors and other content providers, and any reduction in the volume of content produced by such content providers could hurt our business by providing us with less quality content to choose from and resulting in potentially less attractive offerings for passengers.

We receive content from studios, distributors and other content providers, and in some circumstances, we depend on the volume and quality of the content that these content providers produce. If studios, distributors or other content providers were to reduce the volume or quality of content they make available to us over any given time period, whether because of their own financial limitations or other factors influencing their businesses, we would have less quality content to choose from and our programmers would have more difficulty finding relevant and appropriate content to provide to our customers. This could negatively impact the passenger experience, which could in turn reduce the demand for our offerings, which would have a negative impact on our revenue and results of operations.

We are a holding company with no operations of our own, and we depend on our subsidiaries for cash.

We are a holding company and do not have any material assets or operations other than ownership of equity interests of our subsidiaries. Our operations are conducted almost entirely through our subsidiaries, and our ability to generate cash to meet our obligations or to pay dividends is highly dependent on the earnings of, and receipt of funds from, our subsidiaries through dividends or intercompany loans. The ability of our subsidiaries to generate sufficient cash flow from operations to allow us and them to make scheduled payments on our obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. We cannot assure you that the cash flow and earnings of our operating subsidiaries will be adequate for our subsidiaries to service their debt obligations. If our subsidiaries do not generate sufficient cash flow from operations to satisfy corporate obligations, we may have to: undertake alternative financing plans (such as refinancing), restructure debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. We cannot assure you that any such alternative refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations. Furthermore, we and our subsidiaries may incur substantial additional indebtedness in the future that may severely restrict or prohibit our subsidiaries from making distributions, paying dividends or making loans to us.

Risks Relating to our Industry

Our business is highly dependent on the airline industry, which is itself affected by factors beyond the airlines’ control. The airline industry is highly competitive and sensitive to changing economic conditions.

32

Our business is directly affected by the number of passengers flying on commercial aircraft, the financial condition of the airlines and other economic factors. If consumer demand for air travel declines, including due to increased use of technology such as videoconferencing for business travelers, or the number of aircraft and flights shrinks due to, among other reasons, reductions in capacity by airlines, the number of passengers available to use our service will be reduced, which would have a material adverse effect on our business and results of operations. Unfavorable general economic conditions and other events that are beyond the airlines’ control, including higher unemployment rates, higher interest rates, reduced stock prices, reduced consumer and business spending, terrorist attacks or threats and pandemics could have a material adverse effect on the airline industry. A general reduction or shift in discretionary spending can result in decreased demand for leisure and business travel and lead to a reduction in airline flights offered and the number of passengers flying. Further, unfavorable economic conditions could also limit airlines’ ability to counteract increased fuel, labor or other costs though raised prices. Our airline partners operate in a highly competitive business market and, as a result, continue to face pressure on offerings and pricing. These unfavorable conditions and the competitiveness of the air travel industry could cause one or more of our airline partners to reduce expenditures on passenger services including deployment of our service or file for bankruptcy. Any of these events would have a material adverse effect on our business prospects, financial condition and results of operations.

Air traffic congestion at airports, air traffic control inefficiencies, weather conditions, such as hurricanes or blizzards, increased security measures, new travel-related taxes, the outbreak of disease or any other similar event could harm the airline industry.

Airlines are subject to cancellations or delays caused by factors beyond their control. Cancellations or delays due to weather conditions or natural disasters, air traffic control problems, breaches in security or other factors could reduce the number of passengers on commercial flights and thereby reduce demand for the services provided by us and our products and services and harm our businesses, results of operations and financial condition.

Risks Relating to our Technology and Intellectual Property

We could be adversely affected if we suffer service interruptions or delays, technology failures or damage to our equipment.

Our reputation and ability to attract, retain and serve our current and future commercial airline customers depends upon the reliable performance of our satellite transponder capacity, network infrastructure and connectivity system. We have experienced interruptions in these systems in the past, including component and service failures that temporarily disrupted users’ access to the Internet, and we may experience service interruptions, service delays or technology or systems failures in the future, which may be due to factors beyond its control. If we experience frequent system or network failures, our reputation could be harmed and our current and future airline customers may have the right to terminate their contracts with us or pursue other remedies.

Our operations and services depend upon the extent to which our equipment and the equipment of our third-party network providers is protected against damage from fire, flood, earthquakes, power loss, solar flares, telecommunication failures, computer viruses, break-ins, acts of war or terrorism and similar events. Damage to the our networks could cause interruptions in the services that we provide, which could have a material adverse effect on service revenue, our reputation and its ability to attract or retain customers.

We rely on service providers for certain critical components of and services relating to our satellite connectivity network.

We currently source key components of our hardware, including the aircraft installed satellite antenna from third parties, and key aspects of our connectivity services, including all of our satellite transponder services from AsiaSat and JSAT. While we have written contracts with these key component and service providers, if we experience a disruption in the delivery of products and services from either of these providers, it may be difficult for us to continue providing our own products and services to its customers. We have experienced component delivery issues in the past and there can be no assurance that it will avoid similar issues in the future. Additionally, the loss of the exclusive source protections that we have with our hardware provider could eliminate our competitive advantage in the use of satellites for in-flight connectivity, which could have a material adverse effect on our business and operations.

33

Assertions by third parties of infringement, misappropriation or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

In recent years, there has been significant litigation involving intellectual property rights in many technology-based industries, including the wireless communications industry. Any infringement, misappropriation or related claims, whether or not meritorious, is time-consuming, diverts technical and management personnel and is costly to resolve. As a result of any such dispute, we may have to develop non-infringing technology, pay damages, enter into royalty or licensing agreements, cease providing certain products or services or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us. Certain of our suppliers do not provide indemnity to us for the use of the products and services that these providers supply to us. At the same time, we generally offer third party intellectual property infringement indemnity to our customers which, in some cases, do not cap our indemnity obligations and thus could render us liable for both defense costs and any judgments. Any of these events could result in increases in operating expenses, limit our service offerings or result in a loss of business if we are unable to meet our indemnification obligations and our airline customers terminate or fail to renew their contracts.

We may not be able to protect our intellectual property rights.

We regard our trademarks, service marks, copyrights, patents, trade secrets, proprietary technologies, domain names and similar intellectual property as important to our success. We rely on trademark, copyright and patent law, trade secret protection and confidentiality agreements with our employees, vendors, airline customers, customers and others to protect our proprietary rights. We have sought and obtained patent protection for certain of our technologies in the United States and certain other countries. Many of the trademarks that we use contain words or terms having a somewhat common usage and, as a result, it may have difficulty registering them in certain jurisdictions. We have not yet obtained registrations for our most important marks in all markets in which we may do business in the future, including countries in Asia, Africa and the Middle East. If other companies have registered or have been using in commerce similar trademarks for services similar to our in foreign jurisdictions, we may have difficulty in registering, or enforcing an exclusive right to use, our marks in those foreign jurisdictions.

There can be no assurance that our efforts to protect our proprietary rights will be sufficient or effective, that any pending or future patent and trademark applications will lead to issued patents and registered trademarks in all instances, that others will not develop or patent similar or superior technologies, products or services, or that our patents, trademarks and other intellectual property will not be challenged, invalidated, misappropriated or infringed by others. Additionally, the intellectual property laws and enforcement practices of other countries in which our service is or may in the future be offered may not protect our products and intellectual property rights to the same extent as the laws of the United States. If we are unable to protect our intellectual property from unauthorized use, our brand image may be harmed and our business and results of operations may suffer.

Our use of open source software could limit our ability to commercialize our technology.

Open source software is software made widely and freely available to the public in human-readable source code form, usually with liberal rights to modify and improve such software. Some open source licenses require as a condition of use that proprietary software that is combined with licensed open source software and distributed must be released to the public in source code form and under the terms of the open source license. Accordingly, depending on the manner in which such licenses were interpreted and applied, we could face restrictions on our ability to commercialize certain of our products and we could be required to (i) release the source code of certain of our proprietary software to the public, including competitors; (ii) seek licenses from third parties for replacement software; and/or (iii) re-engineer our software in order to continue offering our products. Such consequences could materially adversely affect our business.

34

The satellites that we currently rely on or may rely on in the future have minimum design lives, but could fail or suffer reduced capacity before then.

The usefulness of the satellites upon which we currently rely and may rely on in the future is limited by each satellite’s minimum design life. For example, the satellites through which we provide our service have minimum design lives ranging from 10 to 15 years. Our ability to offer in-flight connectivity and alleviate capacity constraints throughout our network depends on the continued operation of the satellites or any replacement satellites, each of which has a limited useful life. We can provide no assurance, however, as to the actual operational lives of those or future satellites, which may be shorter than their design lives, nor can we provide assurance that replacement satellites will be developed, authorized or successfully deployed.

In the event of a failure or loss of any of these satellites, our satellite service providers may relocate another satellite and use it as a replacement for the failed or lost satellite, which could have an adverse effect on our business, financial condition and results of operations. Such a relocation may require regulatory approval, including through, among other things, a showing that the replacement satellite would not cause additional interference compared to the failed or lost satellite. We cannot be certain that our satellite service provider could obtain such regulatory approval. In addition, we cannot guarantee that another satellite will be available for use as a replacement for a failed or lost satellite, or that such relocation can be accomplished without disrupting or otherwise adversely impacting our business.

Satellites that are not yet in service are subject to construction and launch related risks.

Satellite construction and launch are subject to significant risks, including delays, launch failure and incorrect orbital placement. Launch failures result in significant delays in the deployment of satellites because of the need both to construct replacement satellites and to obtain other launch opportunities. Construction and launch delays could materially and adversely affect our ability to generate revenues.

Risks Relating to the Market for our Common Stock

Our common stock is quoted on the OTCQB market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQB market. The OTCQB market is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTCQB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

35

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

As a public company, the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require us to implement various corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these public company obligations requires us to devote significant time and resources and places significant additional demands on our finance and accounting staff and on our financial accounting and information systems. We plan to hire additional accounting and financial staff with appropriate public company reporting experience and technical accounting knowledge. Other expenses associated with being a public company include increased auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses.

We are required under the Sarbanes-Oxley Act of 2002 to document and test the effectiveness of our internal control over financial reporting. In addition, we are required under the Exchange Act to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to maintain effective controls or implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common stock. Failure to comply with the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.

36

Provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Provisions in our articles of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our board of directors has the right to determine the authorized number of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to control the size of or fill vacancies on our board of directors. In addition, we are authorized to issue up to 50,000,000 shares of preferred stock, in one or more classes or series as may be determined by our board of directors. The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We are a full-service provider of IFEC solutions. With advanced technologies and a unique business model, we provide airline passengers with a true broadband in-flight experience that encompasses a wide range of service options. Such options include Wi-Fi, cellular networks, movies, gaming, live TV, and music. We offer our services through both built-in in-flight entertainment systems, such as a seatback display, as well as on passengers’ personal devices. We also provide content management services and e-commerce solutions.

We partner with airlines and offer airline passengers free IFEC services. We will generate revenues through advertising and in-flight transactions.

Our total sales were $5,478,900 and $650,000 for the fiscal years ended September 30, 2016 and 2015, respectively. Our net income for the fiscal year ended September 30, 2016 was $760,944, as compared to a net loss of $1,155,096 for the fiscal year ended September 30, 2015.

Principal Factors Affecting Financial Performance

We believe that our operating and business performance is driven by various factors that affect the commercial airline industry, including trends affecting the travel industry and trends affecting the customer bases that we target, as well as factors that affect wireless Internet service providers and general macroeconomic factors. Key factors that may affect our future performance include:

•	our ability to enter into and maintain long-term business arrangements with airline partners, which depends on numerous factors including the real or perceived availability, quality and price of our services and product offerings as compared to those offered by our competitors;

•	the extent of the adoption of our products and services by airline partners and customers;

•	costs associated with implementing, and our ability to implement on a timely basis, our technology, upgrades and installation technologies;

•	costs associated with and our ability to execute our expansion, including modification to our network to accommodate satellite technology, development and implementation of new satellite-based technologies, the availability of satellite capacity, costs of satellite capacity to which we may have to commit well in advance, and compliance with regulations;

•	costs associated with managing a rapidly growing company;

•	the number of aircraft in service in our markets, including consolidation of the airline industry or changes in fleet size by one or more of our commercial airline partners;

37

•	the economic environment and other trends that affect both business and leisure travel;

•	continued demand for connectivity and proliferation of Wi-Fi enabled devices, including smartphones, tablets and laptops;

•	our ability to obtain required telecommunications, aviation and other licenses and approvals necessary for our operations; and

•	changes in laws, regulations and interpretations affecting telecommunications services and aviation, including, in particular, changes that impact the design of our equipment and our ability to obtain required certifications for our equipment.

Results of Operations

Comparison of Fiscal Years Ended September 30, 2016 and 2015

The following table sets forth key components of our results of operations during the fiscal years ended September 30, 2016 and 2015, both in dollars and as a percentage of our sales.

	Fiscal Year Ended September 30, 2016		Fiscal Year Ended September 30, 2015
	Amount	% of Sales	Amount	% of Sales
Sales	$5,478,900	100.00%	$650,000	100.00%
Cost of sales	887,554	16.20%	450,350	69.28%
Operating expenses	3,182,044	58.08%	1,354,760	208.42%
Income (loss) from operations	1,409,302	25.72%	(1,155,110)	(177.71)%
Non-operating income (expense)
Interest income	2	0.00%	14	0.00%
Interest expense	(89,560)	(1.63)%	-	-
Net non-operating income (expense)	(89,558)	(1.63)%	14	0.00%
Income (loss) before income taxes	1,319,744	24.09%	(1,155,096)	-
Income tax expense	558,800	10.20%	-	-
Net income (loss)	$760,944	13.89%	$(1,155,096)	(177.71)%

Sales. Our sales were $5,478,900 for the fiscal year ended September 30, 2016, compared to $650,000 for the fiscal year ended September 30, 2015, an increase of $4,828,900. Such increase was primarily due to a non-recurring sale of equipment to dMobile, a related party.

Cost of sales.  Our cost of sales includes the direct costs of our raw materials and component parts, as well as the cost of labor and overhead. Our cost of sales increased by $437,204 to $887,554 for the fiscal year ended September 30, 2016 from $450,350 for the fiscal year ended September 30, 2015. This increase was mainly due to higher sales in the fiscal year ended September 30, 2016.

Operating expenses. Our operating expenses consist primarily of compensation and benefits, professional advisor fees, cost of promotion, business development, business travel, transportation costs, and other expenses incurred in connection with general operations. Our operating expenses increased by $1,827,284 to $3,182,044 for the fiscal year ended September 30, 2016, from $1,354,760 for the fiscal year ended September 30, 2015. Such increase was due to an increase in the size of our operation and increase in consulting and advisory fees. As a percentage of sales, our operating expenses decreased to 58.08% for the fiscal year ended September 30, 2016 from 208.42% for the fiscal year ended September 30, 2015. Such decrease was primarily due to an unrecurring sale of large amount in the fiscal year ended September 30, 2016.

38

Total other income (expense). We had $89,558 in total other expense for the fiscal year ended September 30, 2016, as compared to other income of $14 for the fiscal year ended September 30, 2015. Other expense in the fiscal year September 30, 2016 consisted of interest expenses, while other income in the fiscal year September 30, 2015 consisted of loss on investment.

Income (loss) before income taxes. Our income before income taxes increased by $2,474,840 to $1,319,744 for the fiscal year ended September 30, 2016 from a loss of $1,155,096 for the fiscal year ended September 30, 2015, as a result of the factors described above.

Income tax expense. Income tax expense increased to $558,800 for the fiscal year ended September 30, 2016, from $0 for the fiscal year ended September 30, 2015. The increase was mainly due to the net income generated from an increase in sales for the fiscal year ended September 30, 2016.

Net income (loss). As a result of the cumulative effect of the factors described above, our net income increased by $1,916,040 to $760,944 for the fiscal year ended September 30, 2016 from a net loss of $1,155,096 for the fiscal year ended September 30, 2015.

Liquidity and Capital Resources

As of December 31, 2016, we had cash and cash equivalents of $24,359. To date, we have financed our operations primarily through cash flow from operations, augmented by cash proceeds from financing activities, short-term borrowings and equity contributions by our stockholders.

The following table provides detailed information about our net cash flow for all financial statement periods presented in this report:

Cash Flow

	Fiscal Year Ended September 30,
	2016	2015
Net cash provided by operating activities	$3,015,659	$1,287,534
Net cash used in investing activities	7,755,19	1,747,825
Net cash provided by financing activities	4,749,731	474,450
Net increase in cash and cash equivalents	10,200	14,159
Cash and cash equivalents at beginning of year	14,159	-
Cash and cash equivalent at end of year	$24,359	$14,159

Operating Activities

Net cash provided by operating activities was $3,015,659 for the fiscal year ended September 30, 2016, as compared to $1,287,534 for the fiscal year ended September 30, 2015. The increase in net cash provided by operating activities was mainly due to the increase in sales for the fiscal year ended September 30, 2016.

Investing Activities

Net cash used in investing activities for the fiscal year ended September 30, 2016 was $7,755,190, as compared to $1,747,825 for the fiscal year ended September 30, 2015. The increase in net cash used in investing activities was mainly attributable to the acquisition of intangible assets and property equipment in the fiscal year ended September 30, 2016.

39

Financing Activities

Net cash provided by financing for the fiscal year ended September 30, 2016 was $4,749,731, as compared to $474,450 net cash for the fiscal year ended September 30, 2015. The increase of net cash provided by financing activities was mainly attributable to the capital infusion from sales of equity securities.

Currently available working capital will not be adequate to sustain our operations at our current levels for the next twelve months. We expect to satisfy our working capital requirements over the next twelve months through the sale of equity or debt securities. However, we do not have any commitment from any third party to invest in our company or otherwise acquire any of our equity or debt securities. Furthermore, even if we successfully raise sufficient capital to satisfy our needs over the next twelve months, in the future, we will require additional cash resources due to changed business conditions, implementation of our strategy to expand our business or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Capital Expenditures

Our operations continue to require significant capital expenditures primarily for technology development, equipment and capacity expansion. Capital expenditures are associated with the supply of airborne equipment to our airline partners, which correlates directly to the roll out and/or upgrade of service to our airline partners’ fleets. Capital spending is also associated with the expansion of our network, ground stations and data centers and includes design, permitting, network equipment and installation costs.

Capital expenditures for the years ended September 30, 2016 and 2015 were $7,755,190 and $1,747,825, respectively. The increase in capital expenditures was due to purchase of intangible assets and property equipment in the fiscal year ended September 30, 2016.

We anticipate an increase in capital spending in fiscal year 2017 and estimate capital expenditures for the year ending September 30, 2017 will range from $6 million to $20 million as we increase the number of airborne equipment installations and continue to execute our expansion strategy.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to significant seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

40

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition. We recognize sales when the earning process is completed, as evidenced by an arrangement with the customer, transfer of title and acceptance, if applicable, has occurred, as well as the price is fixed or determinable, and collection is reasonably assured. Sales are recorded net of returns, discounts and allowances.

Inventories. Inventories are recorded at the lower of weighted-average cost or market. We assess the impact of changing technology on our inventory on hand and writes off inventories that are considered obsolete. Estimated losses on scrap and slow-moving items are recognized in the allowance for losses.

Research and Development Costs. Research and development costs are charged to operating expenses as incurred. For the years ended September 30, 2016 and 2015, we incurred approximately $1,597,000 and $25,000 of research and development costs, respectively.

Property and Equipment. Property and equipment are stated at cost less accumulated depreciation. When value impairment is determined, the related assets are stated at the lower of fair value or book value. Significant additions, renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed by using the straight-line method over the following estimated service lives: computer equipment - 5 years and furniture and fixtures - 5 years. Construction costs for on-flight entertainment equipment not yet in service are recorded to construction in progress. Upon sale or disposal of property and equipment, the related cost and accumulated depreciation are removed from the corresponding accounts, with any gain or loss credited or charged to non-operating income in the period of sale or disposal. We review the carrying amount of property and equipment for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. We determined that there was no impairment loss for the fiscal years ended September 30, 2016 and 2015.

Intangible Asset. Intangible asset consists of satellite system software and is amortized on the straight-line basis over 10 years.

Fair Value of Financial Instruments. We utilize the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access at the measurement date.

Level 2 - Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

Level 3 - Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions.

The carrying amounts of our cash, accounts receivable, other receivable, short-term loans, accounts payable, and other payable approximated their fair value due to the short-term nature of these financial instruments.

41

Recent Accounting Pronouncements

Going Concern

In August 2014, the Financial Accounting Standards Board, or FASB, issued ASU 2014-15 - “Presentation of Financial Statements - Going Concern Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” or ASU 2014-15, requiring management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. ASU 2014-15 is effective for annual periods, and interim periods within those annual periods, ending after December 15, 2016 and will apply to our first quarter after October 1, 2016.

Income Taxes

In October 2016, FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory,” or ASU 2016-16, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for annual reporting periods beginning after December 15, 2017 and for us in our first quarter of 2018. We are currently evaluating the impact of adopting ASU 2016-16 on our consolidated financial statements.

Financial Instruments

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities,” or ASU 2016-01, which updates certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years and for us in our first quarter of 2018. We do not believe the adoption of ASU 2016-01 will have a material impact on our consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” or ASU 2016-13, which modifies the measurement of expected credit losses of certain financial instruments. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years and for us in our first quarter of 2021, and early adoption is permitted. We do not believe the adoption of ASU 2016-13 will have a material impact on our consolidated financial statements.

Leases

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842), or ASU 2016-02, which modifies lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years and for us in our first quarter of 2019, and early adoption is permitted. We are currently evaluating the timing of its adoption and the impact of adopting ASU 2016-02 on our consolidated financial statements.

Stock Compensation

In March 2016, the FASB issued ASU No. 2016-09, “Compensation - Stock Compensation” (Topic 718): Improvements to Employee Share-Based Payment Accounting, or ASU 2016-09, which simplifies certain aspects of the accounting for share-based payment transactions, including income taxes, classification of awards and classification on the statement of cash flows. ASU 2016-09 will be effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018 and for us in our first quarter of 2019, and early adoption is permitted. We are currently evaluating the impact of adopting ASU 2016-09 on our consolidated financial statements.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (Topic 606), or ASU 2014-09, which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 will be effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018 and for us in our first quarter of 2019, and early adoption is permitted.

Subsequently, the FASB issued the following standards related to ASU 2014- 09: ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations,” or ASU 2016-08; ASU No. 2016-10, “Revenue from Contracts with Customers” (Topic 606): Identifying “Performance Obligations and Licensing,” or ASU 2016-10; and ASU No. 2016-12, “Revenue from Contracts with Customers” (Topic 606): “Narrow-Scope Improvements and Practical Expedients,” or ASU 2016-12. We must adopt ASU 2016- 08, ASU 2016-10 and ASU 2016-12 with ASU 2014-09 (collectively referred to as the new revenue standards.

The new revenue standards may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. We currently expect to adopt the new revenue standards in our first quarter of 2019 utilizing the full retrospective transition method. We do not expect adoption of the new revenue standards to have a material impact on its consolidated financial statements.

PROPERTIES

We currently lease approximately 4,958 square meters of space, comprised of administrative offices, from Global Venture Development, LLC, which lease expires on May 31, 2017. Under the lease agreement, we pay a monthly rent of $3,966.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of February 13, 2017 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 44043 Fremont Blvd., Fremont, CA 94538.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Dr. Peter Chiou, Chairman and Chief Executive Officer	Common Stock	0	*
Jeffery Wun, Director	Common Stock	2,237,428	5.58%
Jan-Yung Lin, Director(3)(4)	Common Stock	13,499,148	33.65%
Colin Lim, Director	Common Stock	0	*
Barbie Shih, Director(5)	Common Stock	1,939,104	4.83%
All officers and directors as a group (5 persons named above)	Common Stock	17,675,680	44.07%
Dmedia Holding LP(3)	Common Stock	11,187,138	27.89%
Unify Investment Limited(6)	Common Stock	7,880,137	19.65%
Well Thrive Limited(7)	Common Stock	2,119,978	5.29%

______

* Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	A total of 40,110,850 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of February 13, 2017. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Jan-Yung Lin is the sole member and manager of Dmedia LLC, which is the General Partner of Dmedia Holding LP, and has voting and dispositive power of the securities held by Dmedia Holding LP. Mr. Lin disclaims beneficial ownership of the shares held by Dmedia Holding LP. The address of Dmedia Holding LP is 91 Gregory Ln Ste 5, Pleasant Hill, CA 94523.

(4)	Includes 447,486 shares held by Mr. Lin’s spouse.

(5)	Includes 1,939,104 shares held by Ms. Shih’s spouse.

(6)	Pei-Hsin Lin is the Chief Executive Officer and owner of Unify Investment Limited and has voting and dispositive power of the securities held by it. Mr. Lin disclaims beneficial ownership of the shares held by Unify Investment Limited. The address of Unify Investment Limited is 4F, No. 152, Sec 4, Nanjing E. Road, Songshan Dist, Taipei 105, Taiwan.

(7)	Sheng-Chun Chang is the Chief Executive Officer and owner of Well Thrive Limited and has voting and dispositive power of the securities held by it. Mr. Chang disclaims beneficial ownership of the shares held by Well Thrive Limited. The address of Well Thrive Limited is No 79, Heng Yang Road, Taipei City, Taiwan.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION

Dr. Peter Chiou	51	Chairman, Chief Executive Officer and President
Jeffery Wun	51	Director
Jan-Yung Lin	56	Director
Colin Lim	53	Director
Barbie Shih	36	Director

43

Dr. Peter Chiou. Dr. Peter Chiou has served as a member of our board of directors and as our Chairman, Chief Executive Officer and President since the reverse acquisition of Aircom on February 13, 2017. He has served as an executive officer of Aircom since February 2017. Dr. Chiou is a technologist with more than 25 years of experience in telecom, data-com, and Sat-com industries. He is the system architect who led the design team behind JetBlue’s in-flight Wi-Fi services, which provides 12 Mbps to passengers through a Ka band satellite. His past experience includes NASA, FAA, SPRINT, AT&T and MOEA of Taiwan. From February 2015 to June 2016, Dr. Chiou served as Chief Executive Officer of Luxe Electric Co., Ltd., an electrical products manufacturer in Taiwan. From February 2011 to March 2015, Dr. Chiou was a lead engineer of ViaSat Inc., a publicly traded satellite provider. Dr. Chiou received his Ph.D. and M.S., both in Electrical Engineering, from University of Maryland at College Park.

Jeffrey Wun. Mr. Jeffrey Wun has served as a member of our board of directors since the reverse acquisition of Aircom on February 13, 2017. He previously has served as our President, Treasurer and Secretary from December 28, 2016 until February 13, 2017. He has served as Aircom’s Chief Technology Officer since May 2015. Mr. Wun is a technologist who has more than 25 years of experience in the communications industry. Prior to joining Aircom, he served as Senior Staff Engineer at Samsung Electronics Co., Ltd. from December 2012 until May 2015. Prior to that, he was a profession engineer at MediaTEK USA Inc. from November 2010 until December 2012 and served as Chief Executive Officer at Kairos System Inc. from 2003 to 2010. Mr. Wun received his B.S. in Biochemistry and Computer Science from Chinese University of Hong Kong in 1988.

Jan-Yung Lin. Mr. Jan-Yung Lin has served as a member of our board of directors since the reverse acquisition of Aircom on February 13, 2017. He served as Aircom’s Chief Executive Officer from February 2015 until February 2017, where he oversees all corporate functions and daily operations. He practices corporate and business law as a solo practitioner since 2012. Prior to that he was the General Counsel and Chief Financial Officer of EMG Properties, Inc. in California. Mr. Lin graduated magna cum laude from Cornell Law Scholl with a J.D. degree and an LL.M. degree in International and Comparative Law. He also received an M.B.A. degree from the University of California, Berkeley and a bachelor’s degree from the National Taiwan University.

Colin Lim. Mr. Colin Lim has served as a member of our board of directors since the reverse acquisition of Aircom on February 13, 2017 and served as a member of Aircom’s board since July 2015. In 2006, Mr. Lim founded Dynasty Investment Inc., an investment company with interests in a variety of businesses, including restaurants, wood and timber traders, exotic leather manufacturers, movie producers, copyrights transaction companies, and entertainment businesses, as well as hi-tech companies. His investment experience in the movie and copyright businesses has allowed us to better negotiate and acquire sufficient movie copyrights and entertainment content to complement our business model. Mr. Lim graduated from New South Wales University in Australia, where he received his degree in engineering and business.

Barbie Shih. Ms. Barbie Shih has served as a member of our board of directors since the reverse acquisition of Aircom on February 13, 2017. Ms. Shih is the General Manager of Buttercup Inc in Pasadena, California since 2009. She also serves as Communication Chipset Specialist at Priceplay.Com Inc in Irvine, California since 2014. Ms. Shih has specialized in marketing and sales for electronic communication products for more than 14 years.

Directors and executive officers are elected until their successors are duly elected and qualified. There are no arrangements or understandings known to us pursuant to which any director or executive officer was or is to be selected as a director (or director nominee) or executive officer.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. Our board believes that there are general requirements for service on our board of directors that are applicable to all directors and that there are other skills and experience that should be represented on the board as a whole but not necessarily by each director. Our board considers the qualifications of directors and director candidates individually and in the broader context of the board’s overall composition and our current and future needs.

44

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by stockholders, the board considers the nominee’s judgment, integrity, experience, independence, understanding of our business or other related industries and such other factors the board determines are pertinent in light of the current needs of the board. The board also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to our company.

The board requires that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to dealing responsibly with social issues. In addition to the qualifications required of all directors, the board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

In identifying and evaluating nominees, the board may consult with management, consultants, and other individuals likely to possess an understanding of our business and knowledge of suitable candidates. In making its recommendations, the board assesses the requisite skills and qualifications of nominees and the composition of the board as a whole in the context of the board’s criteria and needs. In evaluating the suitability of individual board members, the board may take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of our business and technology; the international nature of our operations; educational and professional background; and personal accomplishment. The board evaluates each individual in the context of the board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The board has identified particular qualifications, attributes, skills and experience that are important to be represented on the board as a whole, in light of our current needs and business priorities. Our services are performed in various countries and in significant areas of future growth located outside of the United States. Accordingly, the board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the board. In addition, our business is multifaceted and involves complex financial transactions. Therefore, the board believes that the board should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a chief executive officer or president. Our business involves complex technologies in a highly specialized industry. Therefore, the board believes that extensive knowledge of our business and industry should be represented on the board.

Summary of Qualifications of Directors

Set forth below is a narrative disclosure that summarizes some of the specific qualifications, attributes, skills and experiences of our directors. For more detailed information, please refer to the biographical information for each director set forth above.

45

Dr. Peter Chiou’s has more than 25 years of experience in telecom, data-com, and Sat-com industries.

Mr. Jreffrey Wun has more than 25 years of experience in the communications industry.

Mr. Lin’s experience includes executive-level business experience, having worked with startups and major public companies in various industries, as well as legal experience.

Mr. Lim founded an investment company with interests in a variety of businesses, including movie producers, copyrights transaction companies, entertainment businesses, and hi-tech companies.

Barbie Shih has specialized in marketing and sales for electronic communication products for more than 14 years.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

46

EXECUTIVE COMPENSATION

Summary Compensation Table - Fiscal Years Ended September 30, 2016 and 2015

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Dr. Peter Chiou, CEO(1)	2016	0	0	0	25,600	25,600
	2015	0	0	0	0	0
Jeffrey Wun, Former President(2)	2016	128,308	0	0	0	128,308
	2015	103,083	0	0	0	103,083
Irina Goldman, Former President(3)	2016	0	0	0	0	0
	2015	0	0	0	0	0

________

(1)	On February 13, 2017, we acquired Aircom in a reverse acquisition transaction that was structured as a share exchange. In connection with that transaction and effective immediately upon the closing of that transaction, Dr. Chiou became our Chief Executive Officer. The annual, long term and other compensation shown in this table include the amounts that Dr. Chiou received from Aircom prior to the consummation of the reverse acquisition. The amount included in all other compensation represents consulting fees paid by Aircom to Dr. Chiou.

(2)	Mr. Wun served as our President from December 28, 2016 until February 13, 2017. He currently serves as the Chief Technology Officer of Aircom. The annual, long term and other compensation shown in this table include the amounts that Mr. Wun received from Aircom prior to the consummation of the reverse acquisition.

(3)	Ms. Goldman served as our President from our inception on August 14, 2013 until December 28, 2016.

Aircom has entered into agreement with Mr. Wun for his services as Chief Technology Officer of Aircom, which provides for a base salary of $46,000 per year, which was then increased to $103,083 for 2015 and $128,308 for 2016 as a result of increased services provided by him. In addition, Aircom granted Mr. Wun 6,000,000 shares of restricted common stock, 4,000,000 of which vest over a period of three years commencing on the date of employment and the remaining of which vest upon completion of the Aircom4U Onboard System and the commencement of production for sale. These shares were exchanged for 2,237,428 shares of our common stock in connection with the reverse acquisition of Aircom, with the same vesting terms.

Pursuant to an oral agreement between us and Dr. Chiou, we have agreed to pay Dr. Chiou a consulting fee of $5,000 per month.

Outstanding Equity Awards at Fiscal Year End

No unexercised options, stock that has not vested or outstanding equity incentive plan awards were held by any of our named executive officers at September 30, 2016.

47

Compensation of Directors

Except as set forth below, no member of our board of directors received any compensation for his services as a director during the fiscal year ended September 30, 2016.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Colin Lim(1)	0	250,219	250,219

______

(1)	On June 23, 2016, Aircom granted Mr. Lim an option to purchase 1,000,000 shares of its common stock, exercisable at $0.25 per share. In connection with the reverse acquisition of Aircom, we have assumed this option and will issue an option to purchase 372,905 shares of our common stock, exercisable at $0.671 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our fiscal year ended September 30, 2014, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

•	On December 28, 2016, we entered into a stock purchase agreement with Ms. Irina Goldman, our sole director and officer and principal stockholder at such time, and Aircom, pursuant to which Aircom purchased 700,000 shares of our common stock held by Ms. Goldman for $320,000. Such shares represented approximately 86.3% of our issued and outstanding common stock as of the closing.

•	On February 13, 2017, we entered into the Exchange Agreement with Aircom, our principal stockholder, and its shareholders, whereby which we acquired 100% of the issued and outstanding capital stock of Aircom in exchange for 40,000,000 shares of our common stock. In addition, at the closing of the reverse acquisition, Aircom returned all 700,000 shares of our common stock held by it and we immediately cancelled such shares.

48

•	On March 28, 2016, Aircom signed promissory notes aggregating $11,000 at 2% interest with two related parties, dMedia and Aircom Pacific LLC, and agreed to repay them on or before March 31, 2017. Aircom repaid the promissory notes in August 2016.

•

Aircom has entered into numerous transactions with related parties as detailed below. Such related parties include: Jan-Yung Lin, former CEO, CFO and former shareholder of Aircom and current director and stockholder of our company; Tzu-Ling Hsu, Secretary and former shareholder of Aircom and current stockholder of our company; Jeffrey Wun, CTO of Aircom and former shareholder of Aircom and current director and stockholder of our company; Jiun Sheuan Yang, a Vice President of Aircom and former shareholder of Aircom and current stockholder of our company; Daniel Shih, former shareholder of Aircom and current stockholder of our company; Aircom Seychelles, a wholly-owned subsidiary; Aircom Pacific LLC, which is wholly-owned by Mr. Shih; dMobile, which is wholly-owned by Mr. Shih; Aircom Japan (formerly Dadny Japan, Inc.), which is wholly-owned by a relative of Mr. Shih; Klingon, of which Mr. Shih is the former Chairman; Law Office of Jan Yung Lin, which is wholly-owned by Mr. Lin; Priceplay.com, Inc., of which Mr. Shih is the Chairman; and Priceplay Taiwan Inc., which is the parent company of Priceplay.com, Inc.

As of September 30, 2016 and 2015, such related party transactions included:

	2016	2015

Prepayment to Daniel Shih for investment in Aircom Japan	$600,000	$600,000

Other receivable from:
Daniel Shih	$50,000	$-
Priceplay.com, Inc.	-	80,500
Total	$50,000	$80,500

Customer prepayment received from:
Priceplay Taiwan Inc.	$819,300	$-
Klingon	762,000	762,000
Priceplay.com, Inc.	387,500	387,500
dMobile	-	2,000,000
Total	$1,968,800	$3,149,500

Other payable to:
dMobile	$471,100	$-
Priceplay.com, Inc.	349,500	-
Daniel Shih	42,370	19,841
Tzu-Ling Hsu	7,840	7,209
Jeffrey Wun	6,997	19,554
Jiun Sheuan Yang	3,360	1,037
Felix Fong	2,212	564
Law Office of Jan Yung Lin	-	20,000

Jan-Yung Lin	-	1,307
Total	$883,379	$69,512

For the fiscal years ended September 30, 2016 and 2015, such related party transactions included:

	2016	2015

Sales to:
dMobile	$5,478,900	$-
Priceplay.com, Inc.	-	650,000
Total	$5,478,900	$650,000

100% of our sales for the years ended September 30, 2016 and 2015 were to related parties.

Intangible asset purchased from
dMobile	$3,950,000	$1,000,000

Operating expense paid to
Aircom Japan	$80,000	$-

Legal expense paid to
Law of Jan-Yung Lin	$20,000	$41,431

49

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

On or about July 27, 2016, AsiaSat initiated an arbitration proceeding in the Hong Kong International Arbitration Centre against Aircom, claiming a breach under the Digital Transmission Service Agreement dated July 25, 2015 between AsiaSat and Aircom. AsiaSat claims that Aircom owes it approximately $8.1 million in unpaid service fees, default payments and liquidated damages. Aircom alleges misrepresentation from AsiaSat in entering into the agreement, is actively defending the matter and has asserted a counterclaim against AsiaSat. Aircom believes that it owes AsiaSat approximately $1.3 million is service fees. The companies are currently in discussions concerning a settlement to this matter.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently eligible to be quoted on the OTCQB market under the symbol “MPTR.” Following our recent name change, we have applied with the Financial Industry Regulatory Authority for a new symbol and we expect to be assigned a new symbol on or about February 15, 2017. There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Approximate Number of Holders of Our Common Stock

As of February 13, 2017, there were approximately 112 holders of record of our common stock. This number excludes the shares of our common stock owned by stockholders holding stock under nominee security position listings.

50

Dividend Policy

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 450,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that elections for directors shall be by a plurality of votes. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, and other regulatory restrictions.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

51

No shares of our preferred stock are currently outstanding. The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Stock Options

In connection with the reverse acquisition of Aircom on February 13, 2017, we assumed options for the purchase of Aircom’s common stock and agreed to issue options for an aggregate of 5,444,408 shares our common stock to the holders of such Aircom options. We intend to adopt a stock option plan and issue such options within thirty (30) days.

Warrants

Upon consummation of our next equity financing in which we raise at least $5 million, we are obligated to issue a warrant to a financial consultant for a number of shares equal to $76,667 divided by a per share price equal to 85% of the per share price paid by investors in such financing.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

The provisions of Nevada law, our articles of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

52

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our articles of incorporation state that we have elected not to be governed by the “business combination” provisions.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Our articles of incorporation state that we have elected not to be governed by the “control share” provisions.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•	Board of Directors Vacancies. Our bylaws authorize our board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board is set only by a resolution adopted by our board. These provisions would prevent a stockholder from increasing the size of our board and then gaining control of our board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board but promotes continuity of management.

•	No Cumulative Voting. Nevada law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provides otherwise. Our articles of incorporation and bylaws do not provide for cumulative voting.

•	Preferred Stock. As discussed above, the ability of our board to issue preferred stock without further stockholder approval could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control.

Transfer Agent and Registrar

Our independent stock transfer agent is Globex Transfer, LLC. Their mailing address is 780 Deltona Blvd., Suite 202, Deltona, FL 32725, and their phone number is (813) 344-4490.

53

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and bylaws provide for the indemnification of directors and officers or any person who may have served at our request as a director or officer of another corporation or enterprise against expenses actually and reasonably incurred by them in connection with the defense of any actions, suits or proceedings in which they are made parties by reason of being or having been director(s) or officer(s) of us or of such other corporation or enterprise, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated by reference into this section.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On February 13, 2017, we issued 40,000,000 shares of our common stock to the shareholders of Aircom pursuant to the Exchange Agreement described under Item 1.01 above. The total consideration for such shares was 107,266,043 shares of common stock of Aircom, which is all the issued and outstanding capital stock of Aircom. The number of our shares issued to the shareholders of Aircom was determined based on an arms-length negotiation. The issuance of these shares was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

Our reliance on Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of Previous Independent Registered Public Accounting Firm

Prior to our reverse acquisition transaction with Aircom, our independent registered public accounting firm was ZBS Group LLP, or ZBS, while Aircom’s independent registered public accounting firm was Chen & Fan Accountancy Corporation, or Chen & Fan. On February 13, 2017, concurrent with the change in control transaction discussed above, our board of directors approved the dismissal of ZBS, as our independent auditor, effective immediately.

54

ZBS’s reports on our financial statements as of and for the fiscal years ended December 31, 2016, and 2015 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its reports for the fiscal years ended December 31, 2016 and 2015 contained a going concern qualification as to our ability to continue as a going concern.

During the years ended September 30, 2016 and 2015, and through ZBS’s dismissal on February 13, 2017, there were (1) no disagreements with ZBS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ZBS, would have caused ZBS to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished ZBS with a copy of this disclosure on February 10, 2017, providing ZBS with the opportunity to furnish us with a letter addressed to the SEC stating whether it agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from ZBS, dated February 13, 2017, is filed as Exhibit 16.1 to this report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss ZBS as our independent auditor, our board of directors elected to continue the existing relationship of Aircom with and appointed Chen & Fan as our independent auditor.

During the years ended September 30, 2016 and 2015, and through the date hereof, neither us nor anyone acting on our behalf consulted Chen & Fan with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Chen & Fan concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the reverse acquisition with Aircom, the former shareholders of Aircom now control our company.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition on February 13, 2017, Mr. Jeffrey Wun, our sole director and President, Treasurer and Secretary, resigned from his positions as President, Treasurer and Secretary. On the same date, the following persons were appointed to our board of directors: Dr. Peter Chiou, Jan-Yung Lin, Colin Lim and Barbie Shih. Also upon closing of the reverse acquisition, Dr. Peter Chiou was appointed as our Chairman and Chief Executive Officer.

For certain biographical and other information regarding the newly appointed directors and officers, see the disclosure under Item 2.01 of this report under the heading “Directors and Executive Officers,” which disclosure is incorporated herein by reference.

For information regarding transactions between our company and the newly appointed directors and officers that would require disclosure under Item 404(a) of Regulation S-K, see the disclosure under Item 2.01 of this report under the heading “Certain Relationships and Related Transactions, and Director Independence,” which disclosure is incorporated herein by reference.

55

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 13, 2017, our board of directors approved a change in our fiscal year end from December 31 to September 30. This change is being effectuated in connection with the reverse acquisition transaction described in Item 2.01 above.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Although the registrant was not a shell company immediately prior to the reverse acquisition described in item 1.01 hereof, given the relatively limited operations of the registrant prior to the reverse acquisition, as a prophylactic measure, we are providing disclosure as if the registrant was a shell company. Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith are audited consolidated financial statements of Aircom for the years ended September 30, 2016 and 2015.

(b)	Pro forma financial information

The unaudited pro forma balance sheet data is not significant because of the lack of operating assets and liabilities of Aerkomm Inc. The pro forma results of operations, assuming the acquisition is completed at the beginning of the reporting period, would have caused our net losses to increase, but not materially, because of the limited operating losses reported by Aerkomm Inc. The effects of stockholders’ equity will be reported as a recapitalization.

56

(d)	Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated September 26, 2013, between the Company and Maple Tree Kids LLC (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1 filed on November 5, 2013)

2.2	Form of Share Exchange Agreement, dated February 13, 2017, among the Company, Aircom Pacific, Inc. and the shareholders of Aircom Pacific, Inc.
3.1	Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on February 13, 2017)
3.2	Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on November 5, 2013)
10.1

Stock Purchase Agreement, dated as of December 28, 2016, by and among Irina Goldman, Aircom Pacific, Inc. and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 29, 2016)

10.2	Stock Purchase Agreement, dated May 15, 2015, Chi Kong Wu and Aircom Pacific, Ltd.
10.3	Digital Transmission Service Agreement, dated July 25, 2015, between Asia Satellite Telecommunications Company Limited and Aircom Pacific, Inc.
10.4	Statement of Work, dated January 15, 2015, between Aircom Pacific, Inc. and dMobile System Co. Ltd.
10.5	Development Agreement, dated February 10, 2015, between Aircom Pacific, Inc. and Priceplay.com, Inc.
10.6	First Amendment to Development Agreement, dated July 17, 2015, between Aircom Pacific, Inc. and Priceplay.com, Inc.
10.7	Second Amendment to Development Agreement, dated August 18, 2015, between Aircom Pacific, Inc. and Priceplay.com, Inc.
10.8	Purchase Agreement for Ground Station Equipment, dated as of October 15, 2014, between dMobile System Co., Ltd. and Aircom Pacific, Inc.
10.9	Purchase Agreement for Ground Station Equipment, dated as of December 15, 2015, between Blue Topaz Consultants, Ltd. and Aircom Pacific, Inc.
10.10	Purchase Agreement for Aircom Onboard Equipment, dated as of March 9, 2015, between LUXE Electric Co., Ltd. and Aircom Pacific, Inc.
10.11	Standard Industrial/Commercial Multi-Tenant Lease, dated April 26, 2016, between Global Venture Development, LLC and Aircom Pacific, Inc.
14.1	Code of Ethics of the Company (incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-K filed on March 14, 2014)
16.1	Letter from ZBS Group LLP regarding change in certifying accountant
21.1	Subsidiaries of the Company

57

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERKOMM INC.

Date: February 13, 2017	By:	/s/ Dr. Peter Chiou
	Name:	Dr. Peter Chiou
	Title:	Chief Executive Officer

58

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

AIRCOM PACIFIC, INC

Fremont, California

We have audited the accompanying consolidated balance sheets of AIRCOM PACIFIC, INC AND SUBSIDIARY (the “Company”) as of September 30, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years ended September 30, 2016 and 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AIRCOM PACIFIC, INC AND SUBSIDIARY as of September 30, 2016 and 2015, and the results of their operations and their cash flows for each of the years ended September 30, 2016 and 2015, in conformity with accounting principles generally accepted in the United States of America.

Chen & Fan

Accountancy Corporation

San Jose, California

February 6, 2017

59

AIRCOM PACIFIC, INC. AND SUBSIDIARY
Consolidated Balance Sheets
September 30, 2016 and 2015

	2016	2015
Assets

Current Assets
Cash	$24,359	$14,159
Inventories	208,674	213,837
Prepaid investment
-relatedparty	600,000	600,000
-other	100,000	80,000
Prepaid expenses	9,000	130,199
Other receivable
-relatedparty	50,000	80,500
-other	425	1,912

Total Current Assets	992,458	1,120,607

Property and Equipment
Cost	113,015	67,825
Accumulated depreciation	(28,781)	(7,781)
	84,234	60,044
Construction in progress	3,660,000	-

Total Property and Equipment	3,744,234	60,044

Other Assets
Intangible asset, net	4,496,250	1,000,000
Deposits	785,412	402,179

Total Other Assets	5,281,662	1,402,179

Total Assets	$10,018,354	$2,582,830

The accompanying notes are an integral part of the consolidated financial statements.

60

AIRCOM PACIFIC, INC. AND SUBSIDIARY
Consolidated Balance Sheets - Continued
September 30, 2016 and 2015

	2016	2015

Liabilities and Stockholders' Equity
Current Liabilities
Prepayment from related parties	$1,968,800	$3,149,500
Accrued expenses	93,854	-
Income tax payable	558,800	-
Other payable
-relatedparties	883,379	69,512
-others	1,620,892	44,464

Total Current Liabilities	5,125,725	3,263,476

Other Liability
Restricted stock deposit liability	4,313	12,783

Total Liabilities	5,130,038	3,276,259

Commitments and Contingency

Stockholders' Equity
Preferred stock, no par value
Authorized - 10,000,000 shares
Issued and outstanding - none	-	-
Common stock, no par value
Authorized - 210,000,000 shares
Issued and outstanding -
96,778,390 (excluding restricted stock shares of 8,625,010) shares as of September 30, 2016 6,517,007 (excluding restricted stock shares of 2,556,666) shares as of September 30, 2015	4,469,868	461,667
Additional paid in capital	62,600	-
Subscribed capital	750,000	-
Accumulated deficits	(394,152)	(1,155,096)

Total Stockholders' Equity	4,888,316	(693,429)

Total Liabilities and Stockholders' Equity	$10,018,354	$2,582,830

The accompanying notes are an integral part of the consolidated financial statements.

61

AIRCOM PACIFIC, INC. AND SUBSIDIARY
Consolidated Statements of Operations
For the Years Ended September 30, 2016 and 2015

	2016	2015

Sales	$5,478,900	$650,000

Cost and Expenses
Cost of sales	887,554	450,350
Operating expenses	3,182,044	1,354,760

Total Cost and Expenses	4,069,598	1,805,110

Income (Loss) from Operations	1,409,302	(1,155,110)

Non-Operating Income (Expense)
Interest income	2	14
Interest expense	(89,560)	-

Net Non-Operating Income (Expense)	(89,558)	14

Income (Loss) Before Income Taxes	1,319,744	(1,155,096)

Income Tax Expense	558,800	-

Net Income (Loss)	$760,944	$(1,155,096)

Net Income (Loss) Per Common Share:

Basic	$0.0074	$(0.0173)

Diluted	$0.0070	$(0.0173)

Weighted Average Shares Outstanding - Basic	102,292,287	66,944,730

Weighted Average Shares Outstanding - Diluted	108,244,398	66,944,730

The accompanying notes are an integral part of the consolidated financial statements.

62

AIRCOM PACIFIC, INC. AND SUBSIDIARY
Consolidated Statements of Changes in Stockholders' Equity
For the Years Ended September 30, 2016 and 2015

	Common Stock		Additional Paid in	Subscribed	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Capital	Deficits	Equity

Balance as of October 1, 2014	-	$-	$-	$-	$-	$-

Issuance of common stock	193,673	460,000	-	-	-	460,000

Additional shares issued on stock split	5,990,000	-	-	-	-	-

Restricted stocks vested and transferred to transferred to common stock	333,334	1,667	-	-	-	1,667

Net loss	-	-	-	-	(1,155,096)	(1,155,096)

Balance as of September 30, 2015	6,517,007	461,667	-	-	(1,155,096)	(693,429)

Issuance of common stock	1,600,000	4,000,397	-	-	-	4,000,397

Issuance of stock warrant	-	-	40,000	-	-	40,000

Additional shares issued on stock split	73,053,063	-	-	-	-	-

Restricted stocks vested and transferred to transferred to common stock	15,608,320	7,804	-	-	-	7,804

Stock compensation expense	-	-	22,600	-	-	22,600

Subscribed capital	-	-	-	750,000	-	750,000

Net income	-	-	-	-	760,944	760,944

Balance as of September 30, 2016	96,778,390	$4,469,868	$62,600	$750,000	$(394,152)	$4,888,316

The accompanying notes are an integral part of the consolidated financial statements.

63

AIRCOM PACIFIC, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
For the Years Ended September 30, 2016 and 2015

	2016	2015
Cash Flows From Operating Activities
Net income (loss)	$760,944	$(1,155,096)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	474,750	7,781
Stock compensation expense	22,600	-
Issuance of stock warrant	40,000	-
Changes in operating assets and liabilities:
Inventories	5,163	(213,837)
Prepaid expenses	121,199	(130,199)
Other receivable
-relatedparty	1,487	(80,500)
-other	110,500	(1,912)
Deposits	(383,233)	(402,179)
Accrued expenses	93,854	-
Income tax payable	558,800	-
Other payable
-relatedparties	813,867	69,512
-others	1,576,428	44,464
Prepayment from related parties	(1,180,700)	3,149,500

Net Cash Provided by Operating Activities	3,015,659	1,287,534

Cash Flows From Investing Activities
Prepaid investment
-relatedparty	-	(600,000)
-other	(100,000)	(80,000)
Purchase of property and equipment	(3,705,190)	(67,825)
Purchase of intangible asset	(3,950,000)	(1,000,000)

Net Cash Used in Investing Activities	(7,755,190)	(1,747,825)

64

AIRCOM PACIFIC, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows - Continued
For the Years Ended September 30, 2016 and 2015

	2016	2015
Cash Flows From Financing Activities
Proceeds from issuance of common stock	$4,000,397	$460,000
Proceeds from subscribed capital	750,000	-
Proceeds from issuance of restricted stock	-	14,450
Payments on repurchase of unvested restricted stock	(666)	-
Net Cash Provided by Financing Activities	4,749,731	474,450

Net Increase in Cash	10,200	14,159
Cash, Beginning of Year	14,159	-
Cash, End of Year	$24,359	$14,159

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Income taxes	$-	$-
Interest	$11,848	$-

Non-cash operating and financing activities:
Restricted stock deposit liability transferred to common stock	$7,804	$1,667

65

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 1 - Organization

Aircom Pacific Inc. (“Aircom” or the Company) was incorporated on September 29, 2014 under the laws of the State of California.

On December 31, 2014, the Company acquired a newly incorporated subsidiary, Aircom Pacific Ltd., a corporation formed under the laws of the Republic of Seychelles.

Aircom and its subsidiary are full service providers of in-flight connectivity and entertainment solutions with their primary market in the Asian Pacific region.

NOTE 2 - Summary of Significant Accounting Policies

Principle of Consolidation

Aircom consolidates the accounts of its wholly owned subsidiary, Aircom Pacific Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from these estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash in banks and accounts receivable. As of September 30, 2016 and 2015, the total balances of cash in bank were insured by the Federal Deposit Insurance Corporation (FDIC).

The Company performs ongoing credit evaluation of its customers and requires no collateral. An allowance for doubtful accounts is provided based on a review of the collectability of accounts receivable. The Company determines the amount of allowance for doubtful accounts by examining the historical collection experience as well as its internal credit policies.

The Company conducts extensive transactions with its related parties. Revenue for the years ended September 30, 2016 and 2015 were fully with related parties.

66

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 2 - Summary of Significant Accounting Policies - Continued

Inventories

Inventories are recorded at the lower of weighted-average cost or market. The Company assesses the impact of changing technology on its inventory on hand and writes off inventories that are considered obsolete. Estimated losses on scrap and slow-moving items are recognized in the allowance for losses.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. When value impairment is determined, the related assets are stated at the lower of fair value or book value. Significant additions, renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred.

Depreciation is computed by using the straight-line method over the following estimated service lives: computer equipment - 5 years and furniture and fixtures - 5 years.

Construction costs for on-flight entertainment equipment not yet in service are recorded under construction in progress.

Upon sale or disposal of property and equipment, the related cost and accumulated depreciation are removed from the corresponding accounts, with any gain or loss credited or charged to non-operating income in the period of sale or disposal.

The Company reviews the carrying amount of property and equipment for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. It determined that there was no impairment loss for the years ended September 30, 2016 and 2015.

Intangible Asset

Intangible asset consists of satellite system software and is amortized on the straight-line basis over 10 years.

67

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 2 - Summary of Significant Accounting Policies - Continued

Fair Value of Financial Instruments

The Company utilizes the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

Level 3 - Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions.

The carrying amounts of the Company’s cash, other receivable and other payable approximated their fair value due to the short-term nature of these financial instruments.

Revenue Recognition

The Company recognizes sales when the earning process is completed, as evidenced by an arrangement with the customer, transfer of title and acceptance, if applicable, has occurred, as well as the price is fixed or determinable, and collection is reasonably assured. Sales are recorded net of returns, discounts and allowances.

68

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 2 - Summary of Significant Accounting Policies - Continued

Research and Development Costs

Research and development costs are charged to operating expenses as incurred. For the years ended September 30, 2016 and 2015, the Company incurred approximately $1,597,000 and $25,000 of research and development costs, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Adjustments to prior period’s income tax liabilities are added to or deducted from the current period’s tax provision.

The Company follows FASB guidance on uncertain tax positions and has analyzed its filing positions in all the federal, state and foreign jurisdictions where it is required to file income tax returns, as well as all open tax years in those jurisdictions. The Company files income tax returns in the US federal, state and foreign jurisdictions where it conducts business. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on its consolidated financial position, results of operations, or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

The Company’s policy for recording interest and penalties associated with any uncertain tax positions is to record such items as a component of income before taxes. Penalties and interest paid or received, if any, are recorded as part of other operating expenses in the consolidated statement of operations.

69

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 2 - Summary of Significant Accounting Policies - Continued

Earnings (Loss) Per Share

Basic and diluted earnings (loss) per share (EPS) are computed based on the weighted-average common shares outstanding during the year. Diluted earnings (loss) per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income and loss of the entity. As of September 30, 2016, the Company’s outstanding shares for Basic EPS calculation includes issued common shares of 96,778,390 and restricted common shares of 8,625,040 As of September 30, 2015, the Company’s outstanding shares for Basic EPS calculation includes issued common shares of 65,170,070 shares and restricted common shares of 25,566,660, taking into account the ten to one stock split during 2016.

Subsequent Events

The Company has evaluated events and transactions after the reported year- end up to February 6, 2017, the date on which these consolidated financial statements were available to be issued. All subsequent events requiring recognition as of September 30, 2016 have been incorporated into these financial statements.

NOTE 3 - Recent Accounting Pronouncements

Going Concern

ASU 2014-15 - “Presentation of Financial Statements - Going Concern Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”).” In August 2014, the FASB issued ASU 2014-15 requiring management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. ASU 2014-15 is effective for annual periods, and interim periods within those annual periods, ending after December 15, 2016 and will apply to the Company’s first quarter after October 1, 2016.

70

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 3 - Recent Accounting Pronouncements - Continued

Income Taxes

In October 2016, FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra- Entity Transfer of Assets Other than Inventory” (“ASU 2016-16”), which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for annual reporting periods beginning after December 15, 2017 and for the Company in its first quarter of 2018. The Company is currently evaluating the impact of adopting ASU 2016-16 on its consolidated financial statements.

Financial Instruments

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”), which updates certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years and for the Company in its first quarter of 2018. The Company does not believe the adoption of ASU 2016-01 will have a material impact on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”), which modifies the measurement of expected credit losses of certain financial instruments. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years and for the Company in its first quarter of 2021, and early adoption is permitted. The Company does not believe the adoption of ASU 2016-13 will have a material impact on its consolidated financial statements.

Leases

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”), which modifies lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years and for the Company in its first quarter of 2019, and early adoption is permitted. The Company is currently evaluating the timing of its adoption and the impact of adopting ASU 2016-02 on its consolidated financial statements.

71

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 3 - Recent - Issued Accounting Standards - Continued

Stock Compensation

In March 2016, the FASB issued ASU No. 2016-09, “Compensation - Stock Compensation” (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which simplifies certain aspects of the accounting for share-based payment transactions, including income taxes, classification of awards and classification on the statement of cash flows. ASU 2016-09 will be effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018 and for the Company in its first quarter of 2019, and early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2016-09 on its consolidated financial statements.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 will be effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018 and for the Company in its first quarter of 2019, and early adoption is permitted.

Subsequently, the FASB issued the following standards related to ASU 2014- 09: ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations” (“ASU 2016-08”); ASU No. 2016-10, “Revenue from Contracts with Customers” (Topic 606): Identifying “Performance Obligations and Licensing” (“ASU 2016-10”); and ASU No. 2016-12, “Revenue from Contracts with Customers” (Topic 606): “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”). The Company must adopt ASU 2016- 08, ASU 2016-10 and ASU 2016-12 with ASU 2014-09 (collectively, the “new revenue standards”).

The new revenue standards may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company currently expects to adopt the new revenue standards in its first quarter of 2019 utilizing the full retrospective transition method. The Company does not expect adoption of the new revenue standards to have a material impact on its consolidated financial statements.

72

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 4 - Inventories

As of September 30, 2016 and 2015, inventories consisted of the following:

	2016	2015

Satellite equipment for sale under construction	$197,645	$202,808
Parts	11,029	11,029

Total	$208,674	$213,837

NOTE 5 - Property and Equipment

For the years ended September 30, 2016 and 2015, the changes in cost of property and equipment were as follows:

	Computer software and equipment	Furniture and fixture	Total

October 1, 2014	$-	$-	$-
Addition	64,432	3,393	67,825
September 30, 2015	64,432	3,393	67,825
Addition	45,190	-	45,190
September 30, 2016	$109,622	$3,393	$113,015

For the years ended September 30, 2016 and 2015, the changes in accumulated depreciation for property and equipment were as follows:

	Computer software and equipment	Furniture and fixture	Total

October 1, 2014	$-	$-	$-
Addition	7,616	165	7,781
September 30, 2015	7,616	165	7,781
Addition	20,321	679	21,000
September 30, 2016	$27,937	$844	$28,781

Depreciation expense for the years ended September 30, 2016 and 2015 was $21,000 and $7,781, respectively.

73

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 5 - Property and Equipment - Continued

Construction in progress is the payments for the construction of ground station equipment relating to satellite communication system and in-flight system for the Company’s internal use. As of September 30, 2016, the projects were still in progress.

NOTE 6 - Intangible Asset, Net

For the years ended September 30, 2016 and 2015, the changes in cost and accumulated amortization for intangible asset were as follows:

	Satellite system software	Accumulated amortization	Net

October 1, 2014	$-	$-	$-
Addition	1,000,000	-	1,000,000
September 30, 2015	1,000,000	-	1,000,000
Addition	3,950,000	453,750	3,496,250
September 30, 2016	$4,950,000	$453,750	$4,496,250

Amortization expense for the years end ended September 30, 2016 and 2015 was $453,750 and $0, respectively.

NOTE 7 - Prepaid Investment

On December 30, 2014, the Company signed a stock purchase agreement to acquire 100% ownership of a Japanese company, Dadny Japan Inc, which is 100% owned by one of the Company’s shareholders. The price for the acquisition is $600,000. In November 2016, Dadny Japan Inc. changed its name to Aircom Japan, Inc. In December 2016, the acquisition was completed.

On May 15, 2015, the Company signed a stock purchase agreement to acquire 100% ownership of a Hong Kong company, Aircom Pacific Inc Limited, for $100,000 in total. As of September 30, 2016 and 2015, the prepayments paid for the acquisition were $100,000 and $80,000, respectively. In October 2016, the acquisition process was completed.

74

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 8 - Income Taxes

Income tax expense for the years ended September 30, 2016 and 2015 consisted of the following:

	2016	2015
Current:
Federal	$558,000	$-
State	800	-

Total	$558,800	$-

The following table presents a reconciliation of the income tax at statutory tax rate and the Company’s income tax at effective tax rate for the years ended September 30, 2016 and 2015.

	2016	2015
Tax expense (benefit) at statutory rate	$448,800	$(392,700)
Prepayment from related parties	602,200	-
Net operating loss carryforwards (NOLs)	(345,000)	345,000
Amortization expense	(154,300)	-
Others	7,100	47,700
Tax at effective tax rate	$558,800	$-

Deferred tax assets (liability) as of September 30, 2016 and 2015 consist of:

	2016	2015
Prepayment from related parties	$705,200	$-
Net operating loss carryforwards (NOLs)	59,000	404,000
Tax credit carryforwards	26,000	63,000
Excess of tax amortization over book	(180,300)	-
amortization
Others	38,800	-
	648,700	467,000
Valuation allowance	(648,700)	(467,000)
Net	$-	$-

75

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 8 - Income Taxes - Continued

Management does not believe the deferred tax assets will be utilized in the near future; therefore, a full valuation allowance is provided. The net change in deferred tax assets valuation allowance was an increase of $181,700 and $467,000 for the years ended September 30, 2016 and 2015, respectively.

As of September 30, 2016 and 2015, the Company had federal NOLs of approximately $0 and $1,015,000, respectively, available to reduce future federal taxable income, expiring in 2034. As of September 30, 2016 and 2015, the Company had State NOLs of approximately $1,015,000 and $1,015,000, respectively, available to reduce future State taxable income, expiring in 2034.

As of September 30, 2016 and 2015, the Company had approximately $0 and $39,000 of federal research and development tax credit, respectively, available to offset future federal income tax. The credit begins to expire in 2034 if not utilized. As of September 30, 2016 and 2015, the Company had approximately $39,000 and $39,000 of California state research and development tax credit available to offset future California state income tax. The credit can be carried forward indefinitely.

NOTE 9 - Capital Stock

1) Preferred Stock:

The Company is authorized to issue 10,000,000 shares of preferred stock.

The Company is offering up to 2,500,000 shares of its Series A Preferred Stock (the “Preferred stock”) at a purchase price of $2 per share. As of September 30, 2016, there were no Preferred stock shares outstanding.

Dividends

The holders of Preferred stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, among the holders of Preferred stock and the holders of common stock pro rata based on the number of shares of common stock held by each, determined on an as-if- converted basis.

76

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 9 - Capital Stock - Continued

1) Preferred Stock - Continued:

Voting right

Each outstanding share of Preferred stock shall be entitled to a number of votes equal to the number of shares of common stock on an as-if-converted basis.

Liquidation

Upon any liquidation, dissolution or winding up of the Company, each holder of Preferred stock shall be entitled to receive $2.00 per share plus all declared but unpaid dividends.

Conversion

Each share of Preferred stock can be converted into common stock in accordance with the following:

a) Voluntary conversion - the holders of shares of Preferred stock may convert such share to common shares, at the option of the holders, at any time after the date of issuance of such shares. The conversion price per share is determined by dividing the applicable original issue price for such series by the applicable conversion price that is subject to adjustment in the event of stock splits, anti-dilution adjustments and combinations.

b) Automatic conversion - each share of Preferred stock shall automatically be converted to common shares at the closing of the Company’s first underwritten public offering pursuant to an effective registration statement under Security Act 1933, as amended, covering the offer and sales of common stock at the price per share not less than $6.00 with appropriate adjustments. Furthermore, the Company receives aggregate net proceeds attribute the offering cannot less than $15 million and the common stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market. If such closing occurs, all outstanding shares of Preferred stock shall be deemed to have been converted into common stock immediately prior to closing.

77

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 9 - Capital Stock - Continued

2) Common Stock:

The Company is authorized to issue 210,000,000 shares of common stock.

On December 29, 2014, the Company restated its Articles of Incorporation and converted one original share of common stock to six hundred shares of common stock. On June 23, 2016, the board of directors approved a ten to one stock split on common stock.

The Company has restricted stock purchase agreement with certain employees or consultants with 2,890,000 shares granted on February 2, 2015. The restricted shares were issued at fair values determined by the board of directors at the grant date. According to the agreement, in the event of the voluntary termination of purchaser’s continuous service status, the Company shall have the exclusive option to repurchase all or any portion of the unvested shares held by purchaser at the original purchase price per share and the vested shares held by purchaser at the fair market value per share as of the termination date. During the year ended September 30, 2016, the Company purchased back 133,333 unvested shares of restricted stock at $0.005 per share from terminated employees. In June 2016, the restricted stock was split to 27,566,670 shares.

As of September 30, 2016 and 2015, the vested shares were 18,941,660 and 3,333,340 (after 10-to-1 split), respectively, and the unvested shares were 8,625,010 and 25,566,660 (after 10-to-1 split), respectively. All restricted shares were issued at $0.005 per share and became $0.0005 per share after 10-to-1 split. As of September 30, 2016 and 2015, the 8,625,040 and 25,566,660 unvested shares of restricted stock were recorded under deposit liability account awaiting future conversion to common stock when they become vested.

3) Stock Warrant:

In October 2015, the Company incurred $40,000 of expense from a service provider. As payment for service, the Company issued a warrant to allow the service provider to purchase a number of shares of common stock equal to 85% of the of the share price of its common stock in the first subsequent qualifying equity financing event, up to $40,000 total, with exercise price of $0.01 per share. The Company recorded the $40,000 as additional paid-in capital.

78

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 10 - Subscribed Capital

In 2016, two shareholders subscribed to the Company’s preferred stock in the amount of $750,000. As of February 6, 2017, the preferred stock shares are not yet issued and will be issued upon approval of the board of directors.

NOTE 11 - Related Party Transactions

A. Name of related parties and relationships with the Company:

Related Party	Relationship

Jan Yung Lin (Jan)	CEO, CFO, and shareholder

Tzu-Ling Hsu	Secretary and shareholder

Jeffrey Wun	CTO and shareholder

Jiun Sheuan Yang	Vice president and shareholder

Daniel Shih (Daniel)	Shareholder

Aircom Pacific Ltd	100% owned subsidiary

Aircom Pacific LLC	100% owned by Daniel

dMobile System Co. Ltd. (dMobile)	100% owned by Daniel

Dadny Japan, Inc.	100% owned by Daniel’s relative

Klingon Aerospace, Inc. (Klingon)	Daniel was the chairman

Law Office of Jan Yung Lin	100% owned by Jan

Priceplay.com, Inc. (PPUS)	Daniel is the chairman

Priceplay Taiwan Inc. (PPTW)	Parent company of PPUS

79

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 11 - Related Party Transactions - Continued

B. Significant related party transactions:

The Company has extensive transactions with its related parties. It is possible that the terms of these transactions are not the same as those which would result from transactions among wholly unrelated parties.

a. As of September 30,

	2016	2015
Prepayment to Daniel for
investment in Dadny Japan, Inc.	$600,000	$600,000

Other receivable from

Daniel	$50,000	$-
PPUS	-	80,500
Total	$50,000	$80,500

Customer prepayment received from:

PPTW	$819,300	$-
Klingon	762,000	762,000
PPUS	387,500	387,500
dMobile	-	2,000,000

Total	$1,968,800	$3,149,500

Other payable to:

dMobile	$471,100	$-
PPUS	349,500	-
Daniel	42,370	19,841
Tzu-Ling Hsu	7,840	7,209
Jeffrey Wun	6,997	19,554
Jiun Sheuan Yang	3,360	1,037
Felix Fong	2,212	564
Law Office of Jan Yung Lin	-	20,000
Jan Yung Lin	-	1,307
Total	$883,379	$69,512

80

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 11 - Related Party Transactions - Continued

B. Significant related party transactions - continued :

b. For the year ended September 30,:

Sales to	2016	2015
dMobile	$5,478,900	$-
PPUS	-	650,000
Total	$5,478,000	$650,000

100% of the Company’s sales for the years ended September 30, 2016 and 2015 were to related parties.

Intangible asset purchased from dMobile	$3,950,000	$1,000,000

Operating expense paid to Dadny Japan, Inc.	$80,000	$-

Legal expense paid to Law Office of Jan-Yung Lin	$20,000	$41,431

NOTE 12 - Stock Based Compensation

In December 2014, the Board of Directors adopted the 2014 Stock Option Plan (the “Aircom 2014 Plan”). The Aircom 2014 Plan provides for the granting of incentive stock options and non-statutory stock options to employees, consultants and outside directors of the Company. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option. The Company is authorized to issue options to purchase up to 60,000,000 shares of its common stock. It will at all times reserve and keep available for issuance under this Plan a number of its authorized but unissued shares equal to the number of shares issuable under Aircom 2014 Plan.

81

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 12 - Stock Based Compensation - Continued

One-third of the total option shares will be vested as of the first anniversary of the time the option shares are granted or the employee’s acceptance to serve the Company, and 1/36th of the shares will be vested each month thereafter. Option price is determined by the Board of Directors. The Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of 10 years unless sooner terminated under the terms of Aircom 2014 Plan.

Valuation and Expense Information

Measurement and recognition of compensation expense based on estimated fair values is required for all share-based payment awards made to its employees and directors including employee stock options. The Company recognized compensation expense of $22,600 and $0 for the years ended September 30, 2016 and 2015, respectively, related to such employee stock options.

Determining Fair Value

Valuation and amortization method

The Company uses the Black-Scholes option-pricing-model to estimate the fair value of stock options granted on the date of grant or modification and amortizes the fair value of stock-based compensation at the date of grant on a straight-line basis for recognizing stock compensation expense over the vesting period of the option.

Expected term

The expected term is the period of time that granted options are expected to be outstanding. The Company uses the SEC’s simplified method for determining the option expected term based on the Company’s historical data to estimate employee termination and options exercised.

Expected dividends

The Company does not plan to pay cash dividends before the options are expired. Therefore, the expected dividend yield used in the Black-Scholes option valuation model is zero.

82

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 12 - Stock Based Compensation - Continued

Determining Fair Value - Continued Expected volatility

A nonpublic company may not be able to reasonably estimate the fair value of its equity share options because it is not practicable to estimate the expected volatility of its share price. As a result, the Company used the calculated value method which substitutes the historical volatility of a public company in the same industry of the Company to estimate the expected volatility of the Company’s share price to measure the fair value of options granted under Aircom 2014 Plan.

Risk-free interest rate

The Company based the risk-free interest rate used in the Black-Scholes option valuation model on the market yield in effect at the time of option grant provided in the Federal Reserve Board’s Statistical Releases and historical publications on the Treasury constant maturities rates for the equivalent remaining terms for Aircom 2014 Plan.

Forfeitures

The Company is required to estimate forfeitures at the time of grant and revises those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate option forfeitures and records share-based compensation expense only for those awards that are expected to vest.

The Company used the following assumptions to estimate the fair value of options granted in 2015 and 2016 under Aircom 2014 Plan as follows:

Assumptions
Expected term	4 years
Expected volatility	40.11% - 45.58%
Expected dividends	0%
Risk-free interest rate	0.71 - 1.08%
Forfeiture rate	5%

83

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 12 - Stock Based Compensation - Continued

A summary of the number of shares, weighted average exercise price and estimated fair value of options Aircom 2014 Plan as of September 30, 2016 and 2015 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Fair Value Per Share

Options outstanding at October 1, 2014	-	-	-

Granted (10-to-1 split)	11,100,000	$0.0005	$0.0002

Exercised	-	-	-

Forfeited/Cancelled	-	-	-

Options outstanding at September 30, 2015	11,000,000	0.0005	0.0002

Granted	3,500,000	0.2500	0.0786

Exercised	-	-	-

Forfeited/Cancelled	-	-	-

Options outstanding at September 30, 2016	14,600,000	0.0603	0.0190

Options exercisable at September 30, 2015	-	-	-

Options exercisable at September 30, 2016	5,844,444	0.0005	0.0002

84

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 12 - Stock Based Compensation - Continued

A summary of the status of nonvested shares under Aircom 2014 Plan as of December 31, 2016 and 2015 and changes during the years ended December 31, 2016 and 2015 was as follows:

	Number of Shares	Weighted Average Fair Value Per Share

Options nonvested at October 1, 2014	-	$-
Granted (10-to-1 split)	11,100,000	0.0002
Vested	-	-
Forfeited/Cancelled	-	-
Options nonvested at September 30, 2015	11,100,000	0.0002
Granted	3,500,000	0.0786
Vested	(5,844,444)	0.0002
Forfeited/Cancelled	-	-
Options nonvested at September 30, 2016	8,755,556	0.0313

As of September 30, 2016 and 2015, there were approximately $241,000 and $1,600, respectively, of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under Aircom 2014 Plan. Total unrecognized compensation cost will be adjusted for future changes in estimated forfeitures. The Company expects to recognize that cost over a weighted average period of 1 - 3 years.

85

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 13 - Commitments and Contingency

As of September 30, 2016, the Company’s significant commitments and contingency are summarized as follows:

Commitments

1)	The Company has one lease on its office expiring in 2017. Rental expense for the years ended September 30, 2016 and 2015 was $66,700 and 62963963 respectively. Future minimum lease payment, net of sublease income of $3,400, as of September 30, 2016 is $28,328 for the next twelve- month period ending September 30, 2017.

2)	The Company has a satellite ground station equipment purchase agreement with an unrelated party through December 31, 2020. Future payment obligation as of September 30, 2016 is $2,955,216 for the next twelve-month period ending September 30, 2017, and $0 for subsequent years until December 1, 2020.

3)	The Company has a sales agreement with dMobile, a related party, for satellite ground station equipment. Future additional revenue receivable as of September 30, 2016 is $1,501,100 for the next twelve-month period ending September 30, 2017.

4)	The Company has a sales agreement with Klingon, a related party, for onboard equipment through March 9, 2025. Future minimum receivable as of September 30, 2016 is $147,000 for the next twelve-month period ending September 30, 2017.

Contingency

The Company entered into a 3 year digital transmission service agreement with Asia Satellite Telecommunication Company Limited (“Asia Sat”) on July 25, 2015. As of September 30, 2016, Asia Sat stipulates that the Company is in debt of $8,013,495 to Asia Sat, which includes unpaid service fees, a default payment in the form of liquidated sum and interest. The default payment includes total future payments of $7,411,616 due through December 31, 2018, subtracting the deposit of $775,000 made to Asia Sat. The Company disagreed with the payable balance of $8,013,495 and had recorded $1,328,467 payable to Asia Sat as of September 30, 2016. On July 25, 2016, Asia Sat commenced arbitration against the Company. The Company’s present intention is to make an attempt at settlement. The outcome is still uncertain as of February 6, 2017.

86

AIRCOM PACIFIC, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2016 and 2015

NOTE 14 - Subsequent Event

On December 28, 2016, the Company entered into and completed the transactions contemplated by a stock purchase agreement among the Company, Maple Tree Kids LLC., a Nevada corporation (“MTK LLC”), and Irina Goldman, the sole director, President, Treasurer, Secretary and controlling shareholder of MTK LLC. Pursuant to the stock purchase agreement, the Company purchased 700,000 shares of MTK LLC’s common stock from Irina Goldman. Such shares represented approximately 86.3% of MTK LLC’s issued and outstanding common stock as of the closing. Accordingly, as a result of the transactions, the Company became the controlling sharehold of MTK LLC.

87

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated September 26, 2013, between the Company and Maple Tree Kids LLC (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1 filed on November 5, 2013)

2.2	Form of Share Exchange Agreement, dated February 13, 2017, among the Company, Aircom Pacific, Inc. and the shareholders of Aircom Pacific, Inc.
3.1	Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on February 13, 2017)
3.2	Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on November 5, 2013)
10.1

Stock Purchase Agreement, dated as of December 28, 2016, by and among Irina Goldman, Aircom Pacific, Inc. and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 29, 2016)

10.2	Stock Purchase Agreement, dated May 15, 2015, Chi Kong Wu and Aircom Pacific, Ltd.
10.3	Digital Transmission Service Agreement, dated July 25, 2015, between Asia Satellite Telecommunications Company Limited and Aircom Pacific, Inc.
10.4	Statement of Work, dated January 15, 2015, between Aircom Pacific, Inc. and dMobile System Co. Ltd.
10.5	Development Agreement, dated February 10, 2015, between Aircom Pacific, Inc. and Priceplay.com, Inc.
10.6	First Amendment to Development Agreement, dated July 17, 2015, between Aircom Pacific, Inc. and Priceplay.com, Inc.
10.7	Second Amendment to Development Agreement, dated August 18, 2015, between Aircom Pacific, Inc. and Priceplay.com, Inc.
10.8	Purchase Agreement for Ground Station Equipment, dated as of October 15, 2014, between dMobile System Co., Ltd. and Aircom Pacific, Inc.
10.9	Purchase Agreement for Ground Station Equipment, dated as of December 15, 2015, between Blue Topaz Consultants, Ltd. and Aircom Pacific, Inc.
10.10	Purchase Agreement for Aircom Onboard Equipment, dated as of March 9, 2015, between LUXE Electric Co., Ltd. and Aircom Pacific, Inc.
10.11	Standard Industrial/Commercial Multi-Tenant Lease, dated April 26, 2016, between Global Venture Development, LLC and Aircom Pacific, Inc.
14.1	Code of Ethics of the Company (incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-K filed on March 14, 2014)
16.1	Letter from ZBS Group LLP regarding change in certifying accountant
21.1	Subsidiaries of the Company

88